Exhibit 10.1

MSN 3101 Acquisition LLC

and

Bank of Utah (not in its individual capacity but solely as owner trustee of MSN 3101 Trust)

as Borrowers and

The Lenders listed in Schedule 2

as Lenders and

volofin Capital Management Ltd.

as Arranger and

volofin Holdings Designated Activity Company

as Agent and Security Agent

Loan Agreement

for a $14,650,000 Term Facility relating to one Airbus A320-214 aircraft with manufacturer’s serial number 3101

Execution Version

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10284207 108849737.6 i

Loan Agreement (this Agreement)

Dated 9 July 2025

Between:

(1)
MSN 3101 Acquisition LLC, a limited liability company organized and existing under the laws of the State of Delaware, U.S.A. having an address at Building 5A, Miami International Airport, 4th Floor, 4200 NW 36th Street, Miami, FL 33166 (Borrower 1);
(2)
Bank of Utah (not in its individual capacity but solely as owner trustee of MSN 3101 Trust), a corporation organized and existing under the laws of the State of Utah, with its address at 50 South 200 East, Suite 110, Salt Lake City, Utah 84111 6440 S. Millrock Drive, Suite 400, Salt Lake City, Utah 84121 (Borrower 2, and together with Borrower 1, the Borrowers and each a Borrower);
(3)
The Lenders listed in Schedule 2 (The Original Lenders) as lenders (the

Original Lenders);

(4)
volofin Capital Management Ltd. as arranger (the Arranger);
(5)
volofin Holdings Designated Activity Company as agent for the Lenders (the Agent); and
(6)
volofin Holdings Designated Activity Company as security agent for the Finance Parties (the Security Agent).

It is agreed as follows:

1
Definitions and interpretation
1.1
Definitions

In this Agreement:

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

Agent's Account means the general payment collection account of the Agent at:

Correspondent bank: Citibank New York Correspondent bank SWIFT: CITIUS33

Beneficiary bank: Citibank Europe, Dublin

Beneficiary bank SWIFT: CITIIE2X

Final beneficiary name: GLOBALXA320

Final beneficiary account: 0033576625

Reference: GlobalX A320 Facility 2025

or such other account in the Agent's name as the Agent may notify the Borrowers in writing from time to time with not less than five (5) Business Days’ notice;

Agreed Value means, in relation to the Aircraft, such amount that is not less than 115% of the Outstanding Indebtedness or such other amount as the Agent and the Borrowers may agree;

Aircraft means the Airframe together with the Engines (whether or not any of the Engines are installed on the Airframe at any relevant time) and, where the context permits, references to the Aircraft shall (a) include the applicable

Manuals and Technical Records, and (b) mean the Aircraft in its entirety and any part of it;

Aircraft Mortgage and Security Agreement means, with respect to the Aircraft, the first ranking New York law governed mortgage and security agreement made between Borrower 2 and the Security Agent whereby Borrower 2 mortgages, assigns and/or charges to the Security Agent its right, title and interest in, among other things and where applicable, the Aircraft, the Sale Agreement (as assigned to it pursuant to the Sale Agreement Assignment Agreement) and Bills of Sale, the Lease, the benefit and proceeds of the Insurances, the benefit and proceeds of the Reinsurances, any manufacturer warranties in respect of the Aircraft and certain other property, together with all or any notices and acknowledgments required thereunder;

Airframe means:

(a)
the Airbus A320-214 airframe with manufacturer's serial number 3101 (Registration Mark N-630VA) (described on the International Registry Manufacturer List as Airbus A320 serial number 3101), as listed in Schedule 1 (The Aircraft);
(b)
any and all Parts so long as the same shall be incorporated in or installed on or attached to the airframe and for so long as Borrower 2 owns them after removal from the airframe; and
(c)
where the context permits, the Manuals and Technical Records relating to the Airframe and all of its Parts;

Applicable Law means in relation to any jurisdiction, any law, regulation, treaty, directive, decision, rule, regulatory requirement, judgment, order, ordinance, request, guideline or direction or any other act of any Government Entity of such jurisdiction or of any EU Institution whether or not having the force of law and with which any Party is required to comply, or with which it would, in the normal course of its business, comply;

Appraiser means Cirium or such other appraiser selected by the Agent;

Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

Associated Person means, in relation to a company, a person who performs or has performed services for or on that company's behalf;

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

Availability Period means the period from and including the date of this Agreement, to and including the earlier to occur of 18 July 2025 and the date on which the Total Commitments have been reduced to zero;

Aviation Authority means each person which is from time to time vested with the control and supervision of, or has jurisdiction over, the registration,

airworthiness and operation of aircraft or other matters relating to civil aviation in the State of Registration;

Bail-In Action means the exercise of any Write-down and Conversion Powers;

Bail-In Legislation means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements Article 55 BRRD, the relevant implementing law or regulation as is described in the EU Bail-In Legislation Schedule from time to time;
(b)
in relation to the United Kingdom, the UK Bail-In Legislation; and
(c)
in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation;

Base Rate has the meaning given to such term in clause 9.1(a);

Beneficial Interest Assignment means a collateral assignment of (among other things) all of Borrower 1’s rights and interests in and to the Trust Estate entered into or to be entered into by Borrower 1 (as beneficial owner) and the Security Agent and the consent of Borrower 2 (as owner trustee) issued thereunder;

Bill of Sale means each, any or both, as the context may require of:

(a)
the warranty bill of sale executed or to be executed by the Seller in favour of Borrower 2 in respect of the Aircraft pursuant to the Sale Agreement; or
(b)
the FAA bill of sale executed or to be executed by the Seller in favour of Borrower 2 in respect of the Aircraft pursuant to the Sale Agreement;

Break Funding Costs means the amount (if any) by which:

(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period;

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, England, Dublin, Ireland, and New York, United States of America;

Cape Town Convention means, together, the Convention and the Protocol;

Code means the US Internal Revenue Code of 1986;

Collection Account means the Agent’s Account;

Collateral means all the security, powers, rights, title, benefits and interests (both present and future) constituted by, and conferred on the Security Agent under, the Security Documents and all moneys, property or other assets paid or transferred to or vested in the Security Agent or received or recovered by the Security Agent pursuant to, or in connection with, the Security Documents;

Commitment means:

(a)
in relation to an Original Lender, the amount set opposite its name under the heading Commitment in Schedule 2 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and
(b)
in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement;

Conditions Precedent means each of the items listed in Clauses 4.1 (Initial Conditions Precedent), 4.2 (Further Conditions Precedent) and Parts 1 and 2 of Schedule 3 (Conditions Precedent);

Conditions Subsequent means each of the items listed in Clause 4.4 (Conditions Subsequent) and Part 3 of Schedule 3 (Conditions Subsequent);

Consolidated Text means the Consolidated Text of the Convention and the Protocol referred to in, and as set out in the Attachment to, Resolution No. 1 adopted by the Diplomatic Conference held at Cape Town at which the Convention and the Protocol were opened for signature;

Convention means the Convention on International Interests in Mobile Equipment opened for signature on 16 November 2001 at Cape Town, South Africa;

Damage Notification Threshold means, in respect of the Aircraft, the Damage Notification Threshold (or equivalent expression or concept) specified in the Lease;

Default means an Event of Default or any event or circumstance specified in Clause 24.1 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default;

Default Notice has the meaning set out in Clause 24.2 (Acceleration);

Deregistration Power of Attorney means, in respect of the Aircraft, any irrevocable power of attorney granted by the Lessee in favour of the Security Agent, in a form and substance satisfactory to the Security Agent, appointing the Security Agent as attorney for the purpose of (among other things) the deregistration, return, repossession and exportation of the Aircraft;

Disruption Event means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)
the occurrence of any other event which results in a disruption (of a technical or systems related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)
from performing its payment obligations under the Finance Documents; or
(ii)
from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;

Dollars and $ mean the lawful currency of the United States of America and, in respect of all payments to be made under this Agreement in Dollars, mean funds which are for same day settlement in the New York Clearing House lnterBank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in United States dollars);

EASA means the European Aviation Safety Agency, the joint regulatory authority relating to aviation matters in the European Union or such other government or European Union entity which may replace it from time to time;

EEA Member Country means any of the member states of the European Union, Iceland, Liechtenstein, and Norway;

Engines means:

(a)
each, any or both, as the context may require of:
(i)
the engines listed in Schedule 1 (The Aircraft); or
(ii)
any engine which is, from time to time, substituted for such an engine, or a previously substituted engine, pursuant to the terms of this Agreement and the Lease,

in either case, whether or not any such engine is from time to time installed on the Airframe; and

(b)
any and all Parts, so long as they are incorporated in or installed on or attached to any such engine or so long as Borrower 2 owns them after removal from any such engine; and
(c)
where the context permits, the Manuals and Technical Records relating to such engines and all of their Parts;

EU Bail-In Legislation Schedule means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time;

EU Institution means (whether having a distinct legal personality or not) the organs of the European Union having power to issue laws, regulations, directives, decisions, regulatory requirements, judgments, orders or directions which are binding on any Financing Party or any Obligor including, without limitation, at the date of this Agreement, the European Commission, the European Council, the European Court of Justice and the European Parliament and EASA;

Eurocontrol means the European Organisation for the Safety of Air Navigation established by the Convention relating to Co-operation for the Safety of Air Navigation (Eurocontrol) signed on 13 December 1960 as amended by the Protocol thereto signed on 12 February 1981;

Eurocontrol Letter means any letter addressed to Eurocontrol from a Lessee in favour of the Sponsor;

Event of Default means any event or circumstance specified as such in Clause 24.1 (Events of Default);

FAA means the Federal Aviation Administration of the Department of Transportation of the United States of America and any successor that under the laws of the United States of America shall from time to time have control or supervision of civil aviation in the United States of America or have jurisdiction over the registration, airworthiness or operation, or other matters relating to the Aircraft;

Facility means the term loan facility made available under this Agreement as described in Clause 2.1 (The Facility);

Facility Office means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement and the

Proceeds Deed;

FATCA means:

(a)
sections 1471 to 1474 of the Code or any associated regulations;
(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or
(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

FATCA Application Date means:

(a)
in relation to a withholdable payment described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or
(b)
in relation to a passthru payment described in section 1471(d)(7) of the Code not falling within paragraph (a), the first date from which such payment may become subject to a deduction or withholding required by FATCA;

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA;

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction;

Fees has the meaning given to that term in Clause 12.1 (Fees);

Fees Letter means any letter or letters dated on or about the date of this Agreement between the Agent and/or the Security Agent and the Borrowers setting out any of the fees referred to in Clause 12.1 (Fees);

Final Repayment Date means the earlier of:

(a)
the date immediately prior to the next scheduled 12Y check in respect of the Airframe; and
(b)
1 March 2031;

Finance Documents means:

(a)
this Agreement;
(b)
each of the Security Documents;
(c)
the Proceeds Deed;
(d)
any Fees Letter;
(e)
any Promissory Note;
(f)
any other document designated as such by the Agent and the Borrowers; and
(g)
any and all notices, acknowledgements and / or consents to be entered into pursuant to any of the documents referred to in the preceding sub- paragraphs of this definition;

Finance Party means the Arranger, the Agent, the Security Agent and each Lender;

Financial Indebtedness means any indebtedness for or in respect of:

(a)
moneys borrowed;
(b)
any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;
(c)
any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)
the amount of any liability in respect of any lease or hire purchase contract which has a duration in excess of five years or which would, in accordance with GAAP, be treated as a balance sheet liability;
(e)
receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)
any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;
(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)
any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
(i)
the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above;

Fixed Interest Rate has the meaning set out in Clause 9.1 (Calculation of Interest);

GAAP means generally accepted accounting principles in the United States of America;

Government Entity means and includes (whether having a distinct legal personality or not) (i) any national government, political sub-division thereof, or local jurisdiction therein; (ii) any board, commission, department, division, organ, instrumentality, court, regulatory or self-regulatory authority or agency of any entity referred to in (i) above, however constituted; and (iii) any association, organisation or institution (international or otherwise) of which any entity mentioned in (i) or (ii) above is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant;

Guarantee means the unconditional, full recourse guarantee and indemnity entered into or to be entered into on or around the date of this Agreement between the Sponsor (as guarantor) and the Security Agent in respect of all of the obligations of the Obligors under the Finance Documents;

Guaranteed Obligations has the meaning given to it in in the Guarantee;

Holding Company means, in relation to any company or corporation, any other company or corporation in respect of which it is a Subsidiary;

IDERA means any irrevocable deregistration export request authorisation in respect of the Aircraft in the form promulgated for use with the Cape Town Convention and in accordance with the form (if any) prescribed in the State of Registration, in respect of the Aircraft, granted by Borrower 2 in favour of the Security Agent;

Indemnified Parties means the Finance Parties, their shareholders and Affiliates and each of their respective directors, officers, managers, servicers, servants, agents and employees;

Initial State of Registration means United States of America;

Insolvency Event means any of the events specified in Schedule 5 (Insolvency Events);

Insurance Proceeds means the proceeds of any claim under any Insurances or Reinsurances;

Insurances means any and all contracts or policies of insurance required to be effected and maintained under this Agreement or the Lease;

Interest Period means, in relation to the Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid

Sum, each period determined in accordance with Clause 9.4 (Default interest);

International Interest means an international interest as defined in the Cape Town Convention;

International Registry has the meaning given to it in the Cape Town Convention;

Lease means the aircraft lease agreement in respect of the Aircraft dated on or around Utilisation Date as amended, supplemented and novated from time to time between Borrower 2 (as lessor) and the Lessee;

Lease Default means a Lease Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Transaction Documents or any combination of any of the foregoing) be a Lease Event of Default;

Lease Event of Default means, in relation to the Lease, a default under a Lease which, through the giving of notice, the passage of time or otherwise, has become an “Event of Default” or similar term (as defined and used in such Lease) thereunder;

Lease Maturity Date means the date that is the earlier of (a) 31 March 2031, or (b) the day immediately prior the next scheduled 12Y check;

Lease Payments means, in relation to the Lease, all sums of money whatsoever which are payable by the Lessee under the Lease, including all amounts of rent and supplemental rent;

Lender means:

(a)
any Original Lender; and
(b)
any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 25 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement;

Lenders' Representatives means the Arranger, the Agent and the Security Agent;

Lessee means Global Crossing Airlines, Inc., a corporation incorporated and existing under the laws of the State of Delaware, U.S.A., and headquartered at Building 5A, Miami International Airport, 4th Floor, 4200 NW 36th Street, Miami, FL 33166;

Loan means, unless otherwise stated in this Agreement, the principal amount of the borrowing under the Facility or the principal amount outstanding for the time being of that borrowing;

Loan Period means the period beginning on the Utilisation Date and ending on the date on which the Outstanding Indebtedness shall have been unconditionally received by the Finance Parties or otherwise satisfied and discharged in full;

Losses means any costs, expenses, payments, charges, losses, demands, liabilities, claims, actions, proceedings, penalties, fines, damages, judgments, orders or other sanctions;

LTV means, at any applicable time, a percentage calculated by the Agent by dividing:

(a)
the aggregate outstanding principal amount under the Loan, by
(b)
the Maintenance Adjusted Current Market Value for the Aircraft;

LTV Covenant Test has the meaning set out it in clause 21;

LTV Covenant Test Date has the meaning set out in clause 21;

Maintenance Adjusted Current Market Value means the current market value of the Aircraft as determined by the Appraiser and adjusted by the Agent (acting reasonably) to reflect the current maintenance status of the Aircraft at the applicable time based on the latest Monthly Report (as defined in the Lease) delivered by the Lessee;

Majority Lenders means:

(a)
prior to the Utilisation, a Lender or Lenders whose Commitments aggregate more than 66.66% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66.66% of the Total Commitments immediately prior to the reduction); or
(b)
at any other time, a Lender or Lenders the sum of whose participations in the Loan exceed 66.66% of the Loan then outstanding;

Manuals and Technical Records means all records, logs, manuals, technical data and other materials and documents (whether kept or to be kept in compliance with any relevant regulation of the Aviation Authority, EASA, FAA or otherwise in accordance with the customary prudent operating practices of FAA certificated commercial airlines) relating to the Aircraft together with all replacements, additions, revisions and renewals from time to time made to them;

Manufacturer means in relation to the Airframe and the Engines, the respective manufacturers identified in Schedule 1 (The Aircraft);

Margin means five per cent (5%) per annum;

Market Disruption Event has the meaning given to it in Clause 11.1.2 (Market Disruption);

Material Adverse Effect means in the opinion of the Majority Lenders (acting reasonably) a material adverse effect on:

(a)
the business, operations, property, condition (financial or otherwise) or prospects of any Obligor; or
(b)
the ability of any Obligor to perform its payment and other obligations under any Transaction Document; or
(c)
the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of the

Security Documents or remedies of any Finance Party under any of the Security Documents;

Maximum LTV means 85% (eighty-five per cent) on the first LTV Covenant Test Date, reducing by 5% (five percent) on each subsequent LTV Covenant Test Date;

Membership Interest Pledge Agreement means the pledge of the membership interest of Borrower 1 and dated on or about the date of this Agreement made by the Sponsor in favour of the Security Agent;

Minimum Monthly Repayment means:

(a)
on the first to the twelfth Payment Date (inclusive) during the Loan Period, an aggregate amount of principal and interest of $375,000 on each such Payment Date;
(b)
on the thirteenth to the twenty-fourth Payment Date (inclusive) during the Loan Period, an aggregate amount of principal and interest of

$300,000 on each such Payment Date; and

(c)
on the Payment Dates during the remainder of the Loan Period, an aggregate amount of principal and interest of $225,000 on each such Payment Date;

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(b)
if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(c)
if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end;

Notice and Acknowledgement of Security Assignment means the notice and acknowledgement of security assignment from Borrower 2 and the Security Agent to the Lessee and the acknowledgement from the Lessee thereunder;

Notice of Assignment of Sale Agreement means the notice of assignment of the sale agreement from the Sponsor, Borrower 2 and the Security Agent to the Seller and, if applicable, the consent and acknowledgement from the Seller thereunder;

Obligor means each of the Borrowers, the Sponsor, the Lessee and any other person designated as such by the Borrowers and the Security Agent in writing;

Outstanding Indebtedness means the Loan, interest thereon and all moneys whatsoever now or hereafter payable by an Obligor to the Finance Parties under the Finance Documents;

Part means all appliances, accessories, computers, instruments, assemblies, modules, components and other items of equipment which are part of or are installed on the Airframe or any Engine which is part of the Aircraft or any appliances, accessories, computers, instruments, assemblies, modules, components and other items of equipment installed on the Airframe or any Engine from time to time in accordance with this Agreement by way of replacement for such appliances, accessories, computers, instruments, assemblies, modules, components and other items of equipment or any previous such replacements and, where the context permits, such of the Manuals and Technical Records as relate thereto;

Party means a party to this Agreement;

Payment Date means the last day of each Interest Period during the Loan Period noting that the final Payment Date shall be the Final Repayment Date;

Permitted Indebtedness means any (a) indebtedness incurred under the Finance Documents; and (b) subordinated loan advances made available to the Borrowers by any Subordinated Creditor referred to within the definition of Subordinated Debt Contributions provided in every case that such subordinated loan advances are subordinated to all Outstanding Indebtedness pursuant to the Proceeds Deed;

Permitted Lien means:

(a)
the Transaction Security and any Security expressly permitted by the terms of this Agreement or the other Finance Documents;
(b)
the Lease and any Permitted Liens (as defined in the Lease) expressly permitted under the Lease, other than Liens created by acts or omissions of the Borrowers; and
(c)
any Security for Taxes not assessed or, if assessed, not yet due and payable, or being contested in good faith by appropriate proceedings, but only if (i) adequate resources have been provided or reserved by the Borrowers for the payment of such Taxes or obligations; and (ii) such proceedings, or the continued existence of the Security, do not give rise to any material likelihood of the sale, forfeiture or other loss of the Aircraft or any interest in the Aircraft or of criminal liability or unreimbursed civil liability on the part of any Finance Party;

Person or person means any individual, firm, partnership, joint venture, trust, corporation, company, authority or body, incorporated or unincorporated, whether having distinct legal personality or not;

Proceeds Deed means the proceeds deed entered into or to be entered into on or around the date of this Agreement between the Borrowers, the Agent, the Security Agent, the Sponsor and each of the Lenders;

Professional User Entity means a professional user entity as defined in the Cape Town Convention;

Promissory Note has the meaning set out in Clause 13 (Promissory Note);

Prospective International Interest means a prospective international interest as defined in the Cape Town Convention;

Protocol means the Protocol to the Convention on Matters Specific to Aircraft Equipment opened for signature on 16 November 2001 at Cape Town, South Africa;

Qualifying Lender has the meaning given to it in Clause 14 (Tax gross-up and indemnities);

Reinsurances means any and all contracts or policies of reinsurance required to be effected and maintained under this Agreement or the Lease;

Relevant Interbank Market means the London interbank market;

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board;

Rent means the rent payable under the Lease for the Aircraft;

Repeating Representations has the meaning given to it in clause 4.4 (Repetition) of the Proceeds Deed;

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers;

Sale Agreement means the sale agreement datedon or around Utilisation Dateand entered into between the Seller (as seller) and the Sponsor (as buyer) in relation to the Aircraft;

Sale Agreement Assignment Agreement means the sale agreement assignment agreement datedon or around Utilisation Dateand entered into between the Sponsor (as assignor) and Borrower 2 (as assignee) in relation to the Sale Agreement;

Sanctioned Entity means, in each case, whether at the date of this Agreement or subsequently:

(a)
any country, government or person (natural, corporate or governmental) who (i) is designated as a sanctions target by, or (ii) whether or not so designated, who is otherwise a subject of Trade Laws issued by, the United States of America, the European Union, the United Nations, the United Kingdom or any other jurisdiction having jurisdiction over the Borrowers, the Sponsor, the Lessee or any Finance Party; or
(b)
any person (natural, corporate, governmental or otherwise) that is subject to sanctions under any Trade Laws or is owned or controlled by or acting for or on behalf of (i) any person referred to in paragraph (a) above, or (ii) any governmental agency or state-owned or controlled entity of a country referred to in paragraph (a) above;

Screen Rate means the aggregate of the Mid-YTM US$ Treasury Rate published on page “I25" (US Treasury Actives Curve) of the Bloomberg information service (or any replacement Bloomberg page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Bloomberg. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers and the Lenders;

Security means any mortgage, charge (whether fixed or floating, legal or equitable), pledge, lien, assignment by way of security, trust or other security interest securing any obligation of any person, or any other agreement or arrangement having a similar effect;

Security Documents means:

(a)
the Aircraft Mortgage and Security Agreement;
(b)
any State of Registration Aircraft Mortgage;
(c)
the Membership Interest Pledge Agreement;
(d)
the Beneficial Interest Assignment;
(e)
the Guarantee;
(f)
any IDERA;
(g)
any Deregistration Power of Attorney;
(h)
any other document granted by an Obligor in favour of the Security Agent as Security for the Outstanding Indebtedness or any part of it whether at the time the Loan is drawn down or subsequently; and
(i)
any and all notices, acknowledgements and/or consents to be entered into pursuant to or in connection with any of the documents referred to in the preceding sub-paragraphs of this definition;

Seller means Wilmington Trust Company, not in its individual capacity but solely as owner trustee, an Affiliate of Dubai Aerospace Enterprise Ltd.;

Sponsor means Global Crossing Airlines, Inc., a US corporation incorporated and existing under the laws of Delaware and headquartered at Building 5A, Miami International Airport, 4th Floor, 4200 NW 36th Street, Miami, FL 33166;

State of Incorporation means, in respect of Borrower 1, the State of Delaware, United States of America, and in respect of Borrower 2, the State of Utah, United States of America;

State of Registration means, at any relevant time, the Initial State of Registration or such other country, state or jurisdiction in or under the laws of which the Aircraft is registered for the time being in compliance with the provisions of this Agreement;

State of Registration Aircraft Mortgage means, with respect to the Aircraft, a first priority pledge or mortgage governed by the laws of the State of New York with respect to the Aircraft between the Finance Parties and Borrower 2;

Subordinated Creditor means the Sponsor and any other subordinated creditor who accedes to the Proceeds Deed in accordance with clause 28.3.1(b) of the Proceeds Deed;

Subordinated Debt Contribution means any subordinated loan advances made available to the Borrowers by any Subordinated Creditor:

(a)
with the Agent's prior written approval; or
(b)
in connection with loan advances for which the proceeds are applied or to be applied towards:
(i)
the balance of monies paid or to be paid by (or on behalf of) the Borrowers in respect of sums due in relation to the Transaction Documents and associated fees, costs and expenses in relation to the negotiation, execution and delivery of this Agreement and the other Finance Documents; and
(ii)
allowing the Borrowers to satisfy their payment obligations to the Finance Parties under this Agreement and the other Finance Documents.

Subsidiary of a person means any company or entity directly or indirectly controlled by such person, for which purpose control means either ownership of more than 50 per cent of the voting share capital (or equivalent right of ownership) of such company or entity, or power to direct its policies and management whether by contract or otherwise;

Tax and Taxes means any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature whatsoever imposed, levied, collected, withheld or assessed by any governmental, fiscal or other competent authority in any jurisdiction (including any VAT and any stamp, documentary, registration or similar tax together with any penalty, cost, interest or expenses payable in connection with any failure to pay or any delay in paying any of the same);

Third Parties Act means the Contracts (Rights of Third Parties) Act 1999;

Total Commitments means the aggregate of the Commitments, being

$14,650,000 in respect of the Facility;

Total Loss shall have the meaning given to it in the Lease, save where the Lease is not in place in respect of the Aircraft when it shall mean any of the following events in respect of the Aircraft or Airframe:

(a)
it becomes an actual, constructive, compromised, arranged or agreed total loss (including any event where the insurers and/or reinsurers agree a total loss settlement); or
(b)
it is destroyed, damaged beyond repair or becomes permanently unfit for normal use for any reason (including any damage to it or it being requisitioned for use where the insurers and/or reinsurers agree a total loss settlement); or
(c)
it is requisitioned for title, confiscated, detained, forfeited, compulsorily purchased or requisitioned for hire (other than by a Government Entity of the State of Registration but only for a period of less than 45 days); or
(d)
it is hi-jacked, stolen or disappears for 30 days or longer;

Total Loss Date in respect of the Aircraft or Airframe thereof, shall:

(a)
if the Lease is in place in respect of the Aircraft, be determined and construed in accordance with the Lease; or otherwise,
(b)
be determined as follows:
(i)
an actual total loss shall be deemed to have occurred on the actual date the Aircraft was lost but if the date of the loss is unknown then an actual total loss shall be deemed to have occurred on the date on which the Aircraft was last heard of;
(ii)
a constructive total loss of the Aircraft shall be deemed to have occurred on the earliest of (1) the date on which a total loss is admitted by the insurers and/or reinsurers of the Aircraft, (2) the date on which a competent court of law or arbitration tribunal issues a judgment or award against which there is no appeal (without leave) to the effect that a total loss has occurred and (3) the date on which the insurers of the Aircraft or the reinsurers make payment under the Insurances or Reinsurances in respect of the event giving rise to the claim for a constructive total loss;
(iii)
a total loss compromised, agreed or arranged by the Borrowers, the Lessee and the insurers and/or reinsurers of the Aircraft shall be deemed to have occurred on the date on which it is compromised, agreed or arranged that such total loss occurred;
(c)
a total loss within the meaning of paragraph (b) of the definition of Total Loss shall be deemed to have occurred on the date upon which such damage or destruction took place or upon which the Aircraft was rendered unfit for use, as the case may be;
(d)
a total loss of the kinds described in paragraph (c) of the definition of Total Loss shall be deemed to have occurred on the date on which such event first deprived the Borrowers and the Lessee of title to the Aircraft, or the person entitled to possession of, or possession to the Aircraft of such possession; and
(e)
a total loss of the kind described in paragraph (d) of the definition of Total Loss shall be deemed to have occurred on the expiration of the period of thirty (30) days referred to therein;

Trade Laws means all economic sanctions and anti-terrorism laws and regulations, including (a) any United Nations Security Council Resolutions imposing sanctions, (b) any sanctions or restrictive measures imposed by European Union Council decision or regulation and (c) any export control and economic sanctions laws of the United States of America, the European Union, Ireland or the United Kingdom or any other jurisdiction having jurisdiction over the Borrowers, the Sponsor, the Lessee or any Finance

Party;

Transaction Documents means:

(a)
this Agreement and each of the other Finance Documents;
(b)
the Lease;
(c)
the Sale Agreement and the Bills of Sale;
(d)
the Sale Agreement Assignment Agreement;
(e)
the Trust Agreement;
(f)
the Notice and Acknowledgement of Security Assignment;
(g)
the Notice of Assignment of Sale Agreement;
(h)
any other document designated as such by the Agent and the Borrowers; and
(i)
any and all amendments, supplements, notices, acknowledgements and / or consents to be entered into pursuant to any of the documents referred to in the preceding sub-paragraphs of this definition;

Transaction Security means all the Security, powers, rights, title, benefits and interests (both present and future) constituted by, and conferred on the Security Agent under, the Security Documents and all moneys, property or other assets paid or transferred to or vested in the Security Agent or received or recovered by the Security Agent pursuant to, or in connection with, the Security Documents;

Transfer Certificate means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrowers;

Transfer Date means, in relation to a transfer, the later of:

(a)
the proposed Transfer Date specified in the Transfer Certificate; and
(b)
the date on which the Agent executes the Transfer Certificate;

Trust Agreement means the trust agreement made in respect of the Aircraft dated 8 July 2025 and made between Borrower 2 (as owner trustee) and Borrower 1 (as trustor);

Trust Estate has the meaning given to such term in the Trust Agreement;

UK Bail-In Legislation means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

Unpaid Sum means any sum due and payable but unpaid under the Finance Documents;

US Person shall mean any person that is a "United States person" as defined under Section 7701(a)(30) of the Code;

Utilisation means a drawdown of the Loan under the Facility pursuant to the terms of this Agreement;

Utilisation Date means the date on which the Utilisation is made;

Utilisation Request means a notice substantially in the form set out in Schedule 4 (Form of Utilisation Request) and otherwise satisfactory to the Agent;

VAT means value added tax and any goods and services, sales or turnover tax or other tax of a similar nature wherever imposed; and

Write-down and Conversion Powers means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-in Legislation Schedule from time to time, the powers described as such to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
(b)
in relation to the UK Bail-In Legislation, any powers under that UK Bail- In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and
(c)
in relation to any other applicable Bail-In Legislation:
(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)
any similar or analogous powers under that Bail-In Legislation.
1.2
Headings

Clause headings and the table of contents are inserted for convenience of reference only, have no legal effect and shall be ignored in the interpretation of this Agreement.

1.3
Interpretation

In this Agreement, unless a contrary indication appears:

(a)
references to Clauses and Schedules are to be construed as references to the Clauses of, and Schedules to, this Agreement and references to this Agreement include its Schedules;
(b)
references to (or to any specified provision of) this Agreement or any other document shall include this Agreement, that document or the relevant provision as it may from time to time be amended but so that the above is without prejudice to any requirement in any Transaction Document that the prior consent of any party be obtained;
(c)
a reference to an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(d)
words importing the plural shall include the singular and vice versa, and words importing a gender include every gender;
(e)
references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated association or body of persons and any Government Entity, whether or not having separate legal personality and references to any person shall be construed so as to include the successors, permitted assigns and permitted transferees of the relevant person;
(f)
references to any provision of law is a reference to such provision as applied, amended, extended or re-enacted from time to time and includes any subordinate legislation;
(g)
a reference to an approval shall be construed as a reference to any approval, consent, authorisation, exemption, permit, licence, registration, filing or enrolment by or with any competent authority;
(h)
a reference to including shall be construed as a reference to including without limitation, so that any list of items or matters appearing after the word including shall be deemed not to be an exhaustive list, but shall be deemed rather to be a representative list, of those items or matters forming a part of the category described prior to the word including;
(i)
references to a provision of the Cape Town Convention will, unless it is specifically stated to be a reference to a provision of the Convention or, as the case may be, the Protocol, be a reference, whether stated or not, to the relevant provision of the Consolidated Text, and reference to any provision of the Consolidated Text shall include a reference to the provision(s) of the Convention and/or the Protocol from which such provision is/are derived;
(j)
the Borrowers shall be deemed to have received any notice that has been received by any other Obligor;
(k)
the Borrowers shall be deemed to be aware or have knowledge of any event or circumstance upon any other Obligor becoming aware or having knowledge of such event or circumstance; and
(l)
a Default or Event of Default is continuing if it has not been remedied to the satisfaction of the Agent or waived. A Lease Default or Lease Event of Default is continuing if it has not been remedied or waived in accordance with the terms of the Lease and this Agreement.
1.4
Third Party Rights:
1.4.1
Third Parties Act: Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.
1.4.2
Third Party consents: Notwithstanding any term of any Transaction Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.
1.5
Role of the Arranger

Except as specifically provided in the Transaction Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Transaction Document.

2
The Facility
2.1
The Facility

Subject to the terms of this Agreement, the Lenders agree to make available to the Borrowers a term facility up to a maximum of $14,650,000 as follows:

(a)
the Facility shall be made available in one (1) Loan; and
(b)
the Loan shall, subject to the terms of this Agreement, be drawn in a single Utilisation.
2.2
Finance Parties' rights and obligations
2.2.1
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party or Obligor under the Transaction Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.
2.2.2
The rights of each Finance Party under or in connection with the Transaction Documents are separate and independent rights and any debt arising under the Transaction Documents to a Finance Party from an Obligor shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with Clause 2.2.3 below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any amount payable to the Agent or the Security Agent on its behalf) is a debt owing to that Finance Party by that Obligor.
2.2.3
A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Transaction Documents.
3
Purpose
3.1
Purpose

The Borrowers shall apply amounts borrowed by them under the Facility in and towards partially financing its purchase of the beneficial ownership of the Trust Estate (including, among other things, the Aircraft) and the payment of fees, costs and expenses under or in connection with the Finance Documents.

3.2
Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4
Conditions of Utilisation
4.1
Initial Conditions Precedent
4.1.1
The obligations of the Finance Parties under the Finance Documents to which they are a party becoming effective are subject to the conditions precedent listed in Part 1 of Schedule 3 (Conditions Precedent) having been complied with to the satisfaction of the Agent. The Agent shall notify the Borrowers, the Security Agent and the Lenders promptly upon being so satisfied.
4.1.2
The Borrowers may not deliver a Utilisation Request in relation to the Loan unless the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 3(Conditions precedent to Utilisation) in form and substance satisfactory to the Agent. The Agent shall notify the Borrowers, the Security Agent and the Lenders promptly upon being so satisfied.
4.1.3
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 4.1.1 and Clause 4.1.2 above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2
Further Conditions Precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)
the requirements of Clause 4.1 (Initial Conditions Precedent) have been met;
(b)
the amount requested does not exceed the Total Commitments;
(c)
no Market Disruption Event has occurred and is continuing;
(d)
no Default or Event of Default is continuing or would result from the proposed Loan;
(e)
there has been no material adverse change in the financial condition of any Obligor;
(f)
the Repeating Representations to be made by the Borrowers are true in all material respects;
(g)
all representations to be made by each Obligor pursuant to any Finance Documents to which it is a party are true in all material respects;
(h)
no event shall have occurred or circumstance arisen whereby the Aircraft has suffered or may suffer a Total Loss; and
(i)
no Lease Default or Lease Event of Default has occurred and is continuing.
4.3
Waiver of conditions precedent

The Conditions Precedent and Conditions Subsequent are inserted solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of the Majority Lenders.

4.4
Conditions Subsequent

The Borrowers shall procure that:

(a)
no later than 5:00pm (New York time) on the Business Day immediately following the Utilisation Date, all filings at the International Registry required by the Security Agent in connection with this Agreement and the other Transaction Documents have been duly made and priority search certificates evidencing the same provided to the Agent;
(b)
no later than three (3) Business Days after the Utilisation Date, the Agent shall receive evidence that the State of Registration Aircraft Mortgage, the Lease and the IDERA have been duly filed with, and accepted and registered by, the Aviation Authority;
(c)
no later than ten (10) Business Days after the Utilisation Date, the Agent shall receive evidence that a UCC filing has been made relating to the Aircraft Mortgage and Security Agreement, the Membership Interest Pledge Agreement and the Beneficial Interest Assignment; and
(d)
the documents and other evidence listed in Part 3 of Schedule 3 (Conditions Subsequent) are delivered to the Agent in form and substance satisfactory to the Agent within the applicable timeframe for delivery. The Agent shall notify the Borrowers, the Security Agent and the Lenders promptly upon being so satisfied.
5
Utilisation
5.1
Delivery of the Utilisation Request

The Borrowers may utilise the Facility by delivery to the Agent of the duly completed Utilisation Request not later than 4:00 p.m. (London time) (or such later time as the Agent may agree), two (2) Business Days before the proposed Utilisation Date. The Borrowers may deliver no more than one (1) Utilisation Request.

5.2
Completion of the Utilisation Request

The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)
the proposed Utilisation Date is a Business Day within the Availability Period; and
(b)
the currency and amount of the Utilisation comply with the provisions of Clause 5.3 (Currency and amount - Utilisation).
5.3
Currency and amount - Utilisation
5.3.1
The currency specified in the Utilisation Request must be Dollars.
5.3.2
Only one (1) Loan may be requested in the Utilisation Request.
5.4
Lenders' participation
5.4.1
If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Loan available by the proposed Utilisation Date through its Facility Office.
5.4.2
The amount of each Lender's participation in the Loan will be equal to the proportion of the Loan which its Commitment bears to the Total Commitments on the proposed Utilisation Date.
5.4.3
The Agent shall notify each Lender of the amount of the Loan and the amount of its participation in the Loan, in each case by noon (London time) two (2) Business Days before the proposed Utilisation Date relating to the Loan.
5.5
Cancellation of Commitment

The unutilised Commitments of each Lender under the Facility will be automatically and immediately cancelled on the earlier of the close of business on (a) the Utilisation Date; and (b) the last day of the Availability Period.

6
Repayment
6.1
Repayment

Subject to the other provisions of this Agreement (and in particular to Clause 7 (Voluntary Prepayment), Clause 8 (Mandatory Prepayment) and Clause 9.3 (Payment of interest)), the Borrowers shall repay the Loan in consecutive instalments on each Payment Date in amounts of not less than the Minimum Monthly Repayment payable on that Payment Date in accordance with the terms of this Agreement. Notwithstanding any other provision in this Agreement, all Outstanding Indebtedness must be paid no later than the Final Repayment Date.

7
Voluntary Prepayment
7.1
Voluntary Prepayment
7.1.1
Subject to clause 7.1.2 below, the Borrowers may make voluntary prepayments of the Loan and shall give the Agent not less than three (3) Business Days' (or such shorter period as may be agreed between the Borrowers and the Agent) prior notice, to prepay the whole or any part of the Loan (but, if in part, being a minimum amount of $1,000,000 (the Minimum Prepayment Amount)).

7.1.2
The Loan may only be prepaid (in whole or in part) on a Payment Date, provided that the LTV Covenant Test is not in breach, and shall be subject to a prepayment fee equal to:
(a)
3% of the amount prepaid if the prepayment date is before the first anniversary of the Utilisation Date;
(b)
2% of the amount prepaid if the prepayment date is on or after the first anniversary of the Utilisation Date but before the second anniversary of the Utilisation Date;
(c)
1% of the amount prepaid if the prepayment date is on or after the second anniversary of the Utilisation Date but before the third anniversary of the Utilisation Date; and
(d)
thereafter nil,

in each case save where such prepayment is made following the application of Clause 14 (Tax gross-up and indemnities) or Clause 15.1 (Increased Costs) in which case no prepayment fee will apply.

7.1.3
Any prepayment under this Clause 7.1 shall be applied to reduce the amount of principal outstanding under the Loan and shall be paid together with all accrued interest.
7.1.4
Following any prepayment in accordance with this Clause 7.1 or Clause 8 (Mandatory Prepayment) below, if such prepayment results in Break Funding Costs to any Lender, the Borrowers shall within three (3) Business Days of demand of the Agent, pay to the Agent for the account of that Lender the amount of such Break Funding Costs, provided that the Borrowers shall not be responsible for paying any SWAP breakage fees as a result of any prepayment under this Agreement.
7.2
Reborrowing

The Borrowers may not reborrow any part of the Facility which is repaid or prepaid.

8
Mandatory Prepayment
8.1
Total Loss

If a Total Loss occurs with respect to the Aircraft, the Borrowers shall prepay the Outstanding Indebtedness on the earlier of (i) the expiry of ninety (90) days following the Total Loss Date and (ii) the receipt of insurance or reinsurance proceeds relating to the Total Loss.

8.2
Lease expiry or termination

If the Lease expires or is terminated other than as a consequence of a Lease Event of Default, the Borrowers shall prepay an amount equal to the Outstanding Indebtedness on the date of such expiry or termination.

8.3
Sale

Upon the sale or other disposal of the Aircraft or part thereof before the Final Repayment Date, the Borrowers shall prepay an amount equal to the Outstanding Indebtedness on the date of receipt of the sale or other disposal proceeds.

8.4
LTV Covenant

If, on any LTV Covenant Test Date, an LTV Covenant Test breach has occurred which is continuing, the Borrowers shall pay an amount satisfactory to the Agent to cure such LTV Covenant Test breach within ten (10) Business Days of the relevant LTV Covenant Test Date.

8.5
Illegality - Lender

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations or to exercise any of its rights as contemplated by this Agreement or to fund or maintain its participation in the Loan or it becomes unlawful for any Affiliate of that Lender to do so:

(a)
that Lender shall promptly notify the Agent upon becoming aware of that event;
(b)
upon the Agent notifying the Borrowers, each unutilised Commitment of that Lender will be immediately cancelled; and
(c)
the Borrowers shall repay that Lender's participation in the Loan on the last day of the Interest Period for the Loan occurring after the Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.
8.6
Illegality – Obligor

If, in any applicable jurisdiction, it becomes unlawful for any Obligor to perform any of its obligations or to exercise any of its rights as contemplated by any Transaction Document (and such unlawfulness is not caused by an act or omission of any Obligor):

(a)
the Borrowers shall promptly notify the Agent upon becoming aware of that event and any Commitments shall be immediately cancelled; and
(b)
the Borrowers shall repay the Outstanding Indebtedness on the last day of the Interest Period for the Loan occurring after the Borrowers have notified the Agent or, if earlier, the date specified by the Borrowers in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).
8.7
Right of repayment and cancellation in relation to a single Lender
8.7.1
If:
(a)
any sum payable to any Lender by the Borrowers is required to be increased under Clause 14.2.3 (Tax gross-up); or
(b)
any Lender claims indemnification from the Borrowers under Clause

14.3 (Tax Indemnity), Clause 14.6(Stamp Taxes) or Clause 15.1 (Increased Costs),

the Borrowers may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender's participation in the Loan.

8.7.2
On receipt of a notice of cancellation referred to in Clause 8.7.1 above, the Agent shall promptly notify the Lenders and the unaffected Lenders shall have the option (but not the obligation) to procure that the participation of the affected Lender is transferred to one or more of the unaffected Lenders or New Lenders within 10 days of the Borrowers’ notice to the Agent referred to in Clause 8.7.1 above. If the Lenders notify the Agent that they do not intend to procure the transfer of the participation of the affected Lender, or the participation of the affected Lender is not otherwise so transferred within such 10 day period, the Commitment(s) of that Lender shall be reduced to zero at the expiry of that 10 day period.
8.7.3
If the affected Lender's participation is not transferred as contemplated in Clause 8.7.2 above, on the last day of the first Interest Period which ends after the 10 day period referred to in Clause 8.7.2 above, the Borrowers shall repay that Lender's participation in the Loan.
8.8
Restrictions
8.8.1
Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.
8.8.2
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to the payment by the Borrowers of any Break Funding Costs payable under Clause 11.2 (Break Funding Costs) and any amounts payable under Clause 7 (Voluntary Prepayment) or 8.8.3, without premium or penalty, provided that the Borrowers shall not be responsible for paying any SWAP breakage fees as a result of any prepayment under this Agreement.
8.8.3
Any prepayment under Clause 8.3 (Sale) shall be made together with accrued interest on the amount prepaid and shall be subject to the payment by the Borrowers of any applicable Break Funding Costs and a prepayment fee equal to:
(a)
3% of the amount prepaid if the prepayment date is before the first anniversary of the Utilisation Date;
(b)
2% of the amount prepaid if the prepayment date is on or after the first anniversary of the Utilisation Date but before the second anniversary of the Utilisation Date;
(c)
1% of the amount prepaid if the prepayment date is on or after the second anniversary of the Utilisation Date but before the third anniversary of the Utilisation Date; and
(d)
thereafter nil,

provided that the prepayment fee shall not apply to any prepayment pursuant to this Clause 8 other than a prepayment under Clause 8.3 (Sale).

8.8.4
The Borrowers may not reborrow any part of the Facility which is prepaid.
8.8.5
The Borrowers shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.
8.8.6
No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.
8.8.7
If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Borrowers or the affected Lender, as appropriate.
8.8.8
If all or part of any Lender's participation in the Loan is repaid or prepaid, an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.
8.9
Application of Mandatory Prepayments

All prepayments made pursuant to this Clause 8 shall be paid to the Agent and applied in accordance with clause 7.3 (Application of Prepayments) of the Proceeds Deed.

9
Interest
9.1
Calculation of interest

The rate of interest in respect of the Loan for each Interest Period is the percentage rate per annum which is calculated by the Agent to be equal to the aggregate of:

(a)
a fixed rate based on the Screen Rate interpolated for the average life of the Loan determined by the Agent two (2) Business Days prior to the Utilisation Date, provided that if the calculated rate is less than zero, the rate will be zero (the Base Rate); and
(b)
the Margin,

(the Fixed Interest Rate).

9.2
Basis of Calculation

The number of days in each Interest Period shall be calculated by including the date on which such Interest Period commences but excluding the date on which it expires.

9.3
Payment of Interest

On each Payment Date, the Borrowers shall pay to the Agent accrued interest on the Loan at the Fixed Interest Rate in respect of any Interest Period expiring on that day.

9.4
Default interest
9.4.1
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 9.4.2 below, is three per cent. (3%) per annum higher than the Fixed Interest Rate (the Default Rate) which would have been payable if the overdue amount had, during the period of non-payment, constituted a loan in the currency of the overdue amount for successive Interest Periods. Any interest accruing under this Clause 9.4 shall be immediately payable by such Obligor on demand by the Agent.
9.4.2
If any overdue amount consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period:
(a)
the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period; and
(b)
the rate of interest applying to the overdue amount during that first Interest Period shall be the Default Rate.
9.4.3
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.
9.5
Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrowers of the Base Rate following the determination of the rate of interest under this Agreement in accordance with Clause 9.1(a).

10
Interest Periods
10.1
Interest Periods
10.1.1
Save as otherwise specified in this Clause 10 or Clause 9.4 (Default interest), each Interest Period shall have a duration of one (1) Month and shall start on the last day of its preceding Interest Period.
10.1.2
The first Interest Period in respect of the Loan shall start on the Utilisation Date for the Loan and shall end on the first Payment Date to occur following the Utilisation Date.

10.1.3
The final Interest Period shall end on the Final Repayment Date.
10.2
Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar Month (if there is one) or the preceding Business Day (if there is not).

10.3
Day Count Convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

11
Changes to the calculation of interest
11.1.1
Unavailability of Screen Rate: If at any relevant time no Screen Rate is available to allow determination of the Fixed Interest Rate, Clause 11.1.3 (Cost of funds) shall apply to that Loan.
11.1.2
Market disruption: If before close of business in New York on the day when the Fixed Interest Rate is to be determined, the Agent receives notifications from the Majority Lenders that the cost to them of funding their participations in the applicable Loan from whatever source they may reasonably select would be in excess of the Base Rate (a Market Disruption Event), then Clause 11.1.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period.
11.1.3
Cost of funds:
(a)
If this Clause 11.1.3 applies, the Fixed Interest Rate on each Lender's share of the relevant Loan shall be the percentage rate per annum which is the sum of:
(i)
the Margin; and
(ii)
the rate notified to the Agent by that Lender as soon as practicable prior to the Utilisation Date, to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select (the “Lenders’ Funding Rate”).

(b)
If this Clause 11.1.3 applies and the Agent or the Borrowers so require, the Agent and the Borrowers shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.
(c)
Any alternative basis agreed pursuant to Clause 11.1.3(b) above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.
(d)
If this Clause 11.1.3 applies pursuant to Clause 11.1.2 (Market disruption) and a Lender does not supply a quotation by the time specified in Clause 11.1.2(a)(ii) above, the cost to that Lender of funding its participation in the Loan shall be deemed, for the purposes of Clause 11.1.3(a) above, to be the Fixed Interest Rate.
(e)
If this Clause 11.1.3 applies pursuant to Clause 11.1.1 (Unavailability of Screen Rate) but any Lender does not supply a quotation by the time specified in Clause 11.1.3 above, the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.
11.1.4
Notification to Borrowers: If Clause 11.1.3 (Cost of funds) applies, the

Agent shall, as soon as is practicable, notify the Borrowers.
11.2
Break Funding Costs
11.2.1
The Borrowers shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Funding Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrowers on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.
11.2.2
Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Funding Costs for any Interest Period in which they are, or may become payable.
12
Fees
12.1
Fees

The Borrowers shall pay to the Agent and/or the Security Agent the fees in the amount and manner set out in any Fees Letter (Fees).

12.2
Fees Earned

All fees shall be deemed earned in full when due and shall not be refundable in whole or in part for any reason and shall be exclusive of any Tax.

13
Promissory note

Upon the request of any Lender made through the Agent, the Borrowers shall execute and deliver to such Lender (through the Agent) a promissory note (a Promissory Note), which shall evidence such Lender's participation in the Loan. Each such Promissory Note shall be substantially in the form of Schedule 7 (Form of Promissory Note).

14
Tax gross-up and indemnities
14.1
Definitions
14.1.1
In this Agreement:

Protected Party means a Finance Party (or any holding company of any Finance Party) which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document;

Qualifying Lender means a Lender or any entity which is beneficially entitled to any amount payable to that Lender in respect of an advance under a Finance Document and which:

(a)
is created or organised under the laws of the United States of America or of any state thereof and which is treated as a US Person entitled to receive a payment from each Obligor without deduction or withholding of any United States federal income taxes (in relation to that Lender’s participation in a Loan);
(b)
is created or organized under the laws of a jurisdiction other than the United States of America or any state thereof and which is entitled to receive a payment from each Obligor without deduction or withholding of any United States federal income taxes (in relation to that Lender’s participation in a Loan) as a result of that payment being effectively connected with the conduct by that Lender of a trade or business within the United States and which has provided to such Obligor a duly completed IRS Form W-8ECI or such other form, document or declaration as may be necessary to evidence exemption from U.S. withholding tax;
(c)
is not a “bank” for United States federal income tax purposes, which is created or organized under the laws of a jurisdiction other than the United States of America or any state thereof and which is entitled to receive a payment from each Obligor without deduction or withholding of any United States federal income taxes (in relation to that Lender’s participation in a Loan) as a result of the United States federal “portfolio interest exemption” applying to that payment (subject only to completion of procedural formalities);
(d)
is a Treaty Lender and which has provided to each Obligor a duly completed IRS Form W-8BEN(E) or such other form, document or declaration as may be necessary to evidence exemption from U.S. withholding tax; or
(e)
is not a Sanctioned Entity.

Tax Credit means a credit against, relief or remission for, or repayment of any Tax;

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction;

Tax Payment means either the increase in a payment made by the Borrowers to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity);

Treaty Lender means a Lender which:

(a)
is treated as a resident (as defined in the appropriate double taxation treaty) of a Treaty State for the purposes of a double taxation treaty with the US;
(b)
does not carry on a business in the US through a permanent establishment with which that Lender’s participation in this Agreement is effectively connected; and
(c)
meets all other conditions which must be met under the relevant Treaty for residents of such Treaty State to obtain full exemption from tax on interest imposed by the US;

Treaty State means a jurisdiction having a double taxation agreement (a Treaty) in force with the US which makes provision for full exemption from Tax or withholding on account of Tax imposed by the US on interest.

14.1.2
Unless a contrary indication appears, in this Clause 14 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.
14.2
Tax gross-up
14.2.1
The Borrowers shall, and shall procure that any Obligor shall, make all payments to be made by it under the Transaction Documents without any Tax Deduction, unless a Tax Deduction is required by law.
14.2.2
The Borrowers shall promptly upon becoming aware that it or an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrowers.
14.2.3
Subject to Clause 14.2.8, if a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from such Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

14.2.4
If an Obligor is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
14.2.5
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrowers shall deliver, or shall procure that the Obligor making that Tax Deduction delivers, to the Agent for the Finance Party entitled to the payment evidence as is available to that Obligor and is reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority.
14.2.6
Each Finance Party and the Borrowers shall co-operate in completing any procedural formalities necessary for the Borrowers to obtain authorisation to make payments to that Finance Party without a Tax Deduction.
14.2.7
The Original Lender by entering into this Agreement confirms to the Borrowers that the Lender is a Qualifying Lender. Each Lender shall promptly inform the Borrowers in the event that such Lender becomes aware that it has ceased to be (or becomes) a Qualifying Lender as a result of a change in its own circumstances.
14.2.8
An Obligor shall not be required to make an increased payment to a Lender (or to the Agent for the benefit of a Lender) for a Tax Deduction imposed under the laws of the United States of America on a payment if, on the date on which the payment falls due the payment could have been made to the relevant Lender (or to the Agent for the benefit of the relevant Lender) without such a Tax Deduction if the Lender was a Qualifying Lender, but on that date, the Lender is not or has ceased to be a Qualifying Lender other than as a result of a change after the date the Lender became a Party to this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or published concession of any relevant taxing authority.
14.3
Tax indemnity
14.3.1
The Borrowers shall, within three (3) Business Days of written demand by the Agent, pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party or in respect of which such Protected Party receives a demand from the relevant Tax authority:
(a)
relating to any Transaction Document or any payment thereunder;
(b)
relating to or arising directly or indirectly from the purchase, sale, or other transfer of title or possession, import, export, registration, deregistration, ownership, leasing, management, servicing, operation, possession, use, storage, condition, damage (including a Total Loss), environmental damage, design, intellectual property infringement, delivery, manufacture, modification, conversion, repair, refurbishment, inspection, transportation, control, design, testing, insurance, service, overhaul, replacement, removal, redelivery, insurance, reinsurance, lack of insurance/reinsurance or maintenance of the Aircraft and/or any Engine;
(c)
the Loan; or
(d)
any Obligor’s business activities.
14.3.2
Clause 14.3.1 above shall not apply:
(a)
with respect to any Tax assessed on a Finance Party:
(i)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or
(ii)
under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the gross, net or other income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(b)
to the extent a loss, liability or cost:
(i)
is compensated for by an increased payment under Clause 14.2 (Tax gross-up); or
(ii)
would have been compensated for by an increased payment under Clause 14.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause 14.2.8 (Tax gross- up) applied; or
(iii)
relates to a FATCA Deduction required to be made by a Party; or
(iv)
arises as a result of the gross negligence, wilful misconduct or fraud of the Protected Party or a breach by such Protected Party of any of its express obligations under any of the Finance Documents to which it is a party (not being a breach caused by any act or omission of any Obligor); or
(v)
is imposed or suffered as a result of any misrepresentation made by such Finance Party in relation to any Transaction Documents to which it is a party; or
(vi)
has actually been indemnified pursuant to any other provision of any Transaction Document and has actually been paid out on; or
(vii)
is imposed on a sale, transfer, assignment (other than as contemplated by the Security Documents), novation or other disposition by that Finance Party of all or substantially all of its interest in any Transaction Document unless such sale, transfer, assignment, novation or other disposition is following an Event of Default; or
(viii)
is part of the normal administrative or overhead expense of such Finance Party; or
(ix)
comprises a penalty, an addition to Tax, a fine or any interest on Taxes which, in each case, has arisen directly as a result of the relevant Finance Party failing to file any tax return, statement or other documentation with any Tax authority which such Finance Party is aware that it is required to file in its jurisdiction of incorporation or tax residence (provided that such failure is not caused by any act or omission of an Obligor); or
(x)
imposed on such Finance Party by a Tax authority of a jurisdiction outside the United States of America or Ireland to the extent that such Taxes would not have been imposed but for a connection between such Finance Party and such jurisdiction imposing such Taxes and unrelated to the transactions contemplated by the Operative Documents; or
(xi)
a change in the domicile, form, entity classification, tax residence or place of control and management of that Finance Party; or
(xii)
change in the location of the account to which payments are to made to such Finance Party under the Finance Documents.
14.3.3
A Protected Party making, or intending to make a claim under Clause 14.3.1 above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers.
14.3.4
A Protected Party shall, on receiving a payment from the Borrowers under this Clause 14.3, notify the Agent.
14.4
Tax Credit
14.4.1
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:
(a)
a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
(b)
that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Borrowers which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrowers.

14.4.2
If any Finance Party makes any payment pursuant to clause 14.4.1 (Tax Credit) and such credit, relief, remission or repayment in respect of which such payment was made is subsequently withdrawn, or that it was unable to use such credit, relief, remission or repayment in full, the Borrowers shall reimburse any such amount received from such Finance Party which will place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used and retained by such Finance Party.
14.5
Indemnities on after Tax basis
14.5.1
If and to the extent that any sum payable to any Protected Party by the Borrowers under any Transaction Document by way of indemnity or reimbursement proves to be insufficient, by reason of any Tax suffered thereon, for that Protected Party to discharge the corresponding liability to a third party, or to reimburse that Protected Party for the cost incurred by it in discharging the corresponding liability to a third party, the Borrowers shall pay that Protected Party such additional sum as (after taking into account any Tax suffered by that Protected Party on such additional sum) shall be required to make up the relevant deficit.
14.5.2
If and to the extent that any sum (the Indemnity Sum) constituting (directly or indirectly) an indemnity to any Protected Party but paid by the Borrowers to any person other than that Protected Party, shall be treated as taxable in the hands of the Protected Party, the Borrowers shall pay to that Protected Party such sum (the Compensating Sum) as (after taking into account any Tax suffered by that Protected Party on the compensating sum) shall reimburse that Protected Party for any Tax suffered by it in respect of the indemnity sum.
14.5.3
For the purposes of this Clause 14.5 a sum shall be deemed to be taxable in the hands of a Protected Party if it falls to be taken into account in computing the profits or gains of that Protected Party for the purposes of Tax and, if so, that Protected Party shall be deemed to have suffered Tax on the relevant sum at the rate of Tax applicable to that Protected Party's profits or gains for the period in which the payment of the relevant sum falls to be taken into account for the purposes of such Tax.

14.6
Stamp Taxes

The Borrowers shall pay and indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Transaction Document.

14.7
Value added tax
14.7.1
All amounts set out, or expressed to be payable under a Transaction Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to Clause 14.7.2 below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Transaction Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party shall pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide a valid VAT invoice to that Party).
14.7.2
If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(a)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an additional amount equal to the amount of the VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and
(b)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
14.7.3
Where a Transaction Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
14.7.4
Any reference in this Clause 14.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to mean the group member notified by the Revenue Commissioners in accordance with section 15(1)(a) of the Value-Added Tax Consolidation Act 2010 as being the member responsible for complying with the provisions of that Act in respect of the group).
14.7.5
In relation to any supply made by a Finance Party to any Party under a Transaction Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

14.8
FATCA Information
14.8.1
Subject to Clause 14.8.3 below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:
(a)
confirm to that other Party whether it is:
(i)
a FATCA Exempt Party; or
(ii)
not a FATCA Exempt Party;
(b)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and
(c)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.
14.8.2
If a Party confirms to another Party pursuant to Clause 14.8.1(a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.
14.8.3
Clause 14.8.1 above shall not oblige any Finance Party to do anything, and Clause 14.8.1(c) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:
(a)
any law or regulation;
(b)
any fiduciary duty; or
(c)
any duty of confidentiality,

or would or might otherwise, in the reasonable opinion of such Finance Party, materially prejudice its commercial or legal affairs.

14.8.4
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 14.8.1(a) or 14.8.1(b) above (including, for the avoidance of doubt, where Clause 14.8.3 above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

14.8.5
Each Lender shall, within ten (10) Business Days of:
(i)
in respect of each Original Lender, the date of this Agreement;
(ii)
the date on which any other Lender becomes a Party as a Lender; or
(iii)
the date of a request from the Agent, supply to the Agent:
(A)
a withholding certificate on Form W-8, Form W-9 or any other relevant form; or
(B)
any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

14.8.6
The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to clause 14.8.5 above to the Borrowers.
14.8.7
If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to clause 14.8.5 above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrowers.
14.8.8
The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to clause 14.8.5 or clause 14.8.7 above without further verification. The Agent shall not be liable for any action taken by it under or in connection with clauses 14.8.5, 14.8.6 or 14.8.7 above.
14.9
FATCA Deduction
14.9.1
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
14.9.2
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrowers and the Agent and the Agent shall notify the other Finance Parties.
15
Increased Costs
15.1
Increased Costs
15.1.1
Subject to Clause 15.3 (Exceptions) the Borrowers shall, within three (3) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (a) the introduction of or any change in (or in the interpretation, administration or application of) any Applicable Law or (b) compliance with any Applicable Law made after the date of this Agreement.
15.1.2
In this Agreement:

Increased Costs means:

(a)
a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;
(b)
an additional or increased cost; or
(c)
a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

15.2
Increased Cost claims
15.2.1
A Finance Party intending to make a claim pursuant to Clause 15.1

(Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers.
15.2.2
Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.
15.3
Exceptions
15.3.1
Clause 15.1 (Increased Costs) does not apply to the extent any Increased Cost is:
(a)
attributable to a Tax Deduction required by law to be made by the Borrowers;
(b)
attributable to a FATCA Deduction required to be made by a Party;
(c)
compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 14.3.2 (Tax indemnity) applied);
(d)
attributable to the wilful breach by the relevant Finance Party or its Affiliates of any Applicable Law; or
(e)
attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of

Basel III) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

15.3.2
In this Clause 15.3:
(a)
a reference to a Tax Deduction has the same meaning given to the term in Clause 14.1 (Definitions); and
(b)
Basel III means:
(i)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
(ii)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(iii)
any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".
16
Other indemnities
16.1
Currency indemnity
16.1.1
If any sum due from the Borrowers under the Transaction Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(a)
making or filing a claim or proof against the Borrowers; and/or
(b)
obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

then the Borrowers shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any Losses arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

16.1.2
The Borrowers waive any right each Borrower may have in any jurisdiction to pay any amount under the Transaction Documents in a currency or currency unit other than that in which it is expressed to be payable.
16.2
Other Indemnities

The Borrowers shall within three (3) Business Days of demand, indemnify each Finance Party against any and all Losses incurred by that Finance Party as a result of:

(a)
the occurrence and continuance of any Default;
(b)
a failure by any Obligor to pay any amount due under a Transaction Document on its due date, including without limitation, any and all Losses arising as a result of clause 16 (Sharing Among the Finance Parties) of the Proceeds Deed;
(c)
funding, or making arrangements to fund, its participation in the Loan once requested by the Borrowers in a Utilisation Request but the Loan not being advanced by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or
(d)
the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers or any amount not being prepaid or repaid in accordance with the provisions of this Agreement.
16.3
Indemnity to the Lenders' Representatives

The Borrowers shall promptly indemnify each Lenders' Representative against any and all Losses incurred by such Lenders' Representative as a result of:

(a)
investigating any event which it reasonably believes is a Default;
(b)
acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(c)
instructing lawyers, accountants, tax advisers, surveyors, technical advisers or other professional advisers or experts as permitted under the Transaction Documents.
16.4
Enforcement Costs Indemnity

The Borrowers shall, on demand, indemnify each Finance Party and any delegate, receiver or manager appointed by such Finance Party under any of the Finance Documents against any and all Losses incurred by such Finance Party, delegate, receiver or manager (save where these have been caused as a result of the gross negligence or wilful misconduct of such Finance Party, delegate, receiver or manager):

(a)
in and about the protection, preservation and enforcement of the

Transaction Security;
(b)
in performing any obligation of the Borrowers under any of the Transaction Documents which the Borrowers have failed to perform fully by the due date for such performance;
(c)
or any officer, agent or employee of any of them as a consequence of any claim or action against or demand made on such person arising from such person's exercise or purported exercise of the powers contained in the Transaction Documents unless such Loss arises from such person's gross negligence or wilful misconduct.

16.5
General Indemnity
16.5.1
Each Borrower agrees at all times to pay promptly all costs and expenses of or arising from the matters referred to below and to indemnify and hold harmless each Indemnified Party from and against all Losses:
(a)
relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of, the design, manufacture, testing, purchase, sale, delivery, import, export, registration, ownership, possession, control, use, operation, leasing, insurance, reinsurance, maintenance, repair, refurbishment, condition, service, overhaul, modification, change, alteration, loss, damage, removal, storage or re- delivery of, in or to the Aircraft, or otherwise in connection with the Aircraft, or relating to loss or destruction of or damage to any property, or death or injury of, or other loss of whatsoever nature suffered by, any person caused by, relating to, or arising from or out of (in each case whether directly or indirectly) any of the above matters;
(b)
which may at any time be made or brought on the ground that any design, article or material in the Aircraft or the operation or use thereof constitutes an infringement of any patent or other intellectual property right;
(c)
which may at any time be incurred by such Indemnified Party in preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft, or in securing the release of the Aircraft from any such occurrence;
(d)
representing costs, expenses or other amounts representing Losses which the Borrowers have agreed to pay and which shall be claimed from or paid by any Indemnified Party, and against any Losses incurred by any Indemnified Party by reason of any delay or failure of the Borrowers to pay any such costs, expenses or other amounts and/or which are otherwise sustained or incurred by such Indemnified Party as a consequence of any default by the Borrowers in the due and punctual performance of any of its obligations under any of the Transaction Documents.
16.5.2
Subject to the prior written approval of the relevant Indemnified Party, the Borrowers shall be entitled to take, in the name of such Indemnified Party, action to defend or avoid any such Losses as are referred to in Clauses 16.5.1(a), (b) and (c) above or to recover the same from any third party, subject to the Borrowers first ensuring that the relevant Indemnified Party is indemnified and secured to its reasonable satisfaction against all Losses thereby incurred or to be incurred.
16.6
Exclusions

The indemnities in Clause 16.5 (General Indemnity) shall not extend to any Losses:

(a)
which represent ordinary and usual operating and overhead expenses of any Finance Party other than any such expense caused directly or indirectly by the occurrence of a Default; or
(b)
to the extent that such Losses would not have arisen or been suffered or incurred by any Finance Party, but for the failure by such Finance Party to perform or observe any undertaking, agreement or covenant in any of the Transaction Documents to be performed or observed by it or any wilful misconduct or gross negligence on the part of such Finance Party (except to the extent that such failure or breach is caused by the breach by any Obligor of any of its obligations under any of the Transaction Documents or any act or failure to act of any other person);
(c)
resulting out of or arising from any Taxes or a loss of Tax benefits or increases in Tax liability (it being understood that Clause 14 (Tax gross- up and indemnities) provides for the Borrowers’ liability with respect to Taxes and this Clause 16.6(c) shall be without prejudice to and not be in derogation thereof); or
(d)
which such Finance Party has agreed in writing to bear;
(e)
to the extent such Losses relate to any Security that is created by such Indemnified Party (for the avoidance of doubt excluding any Security created pursuant to the Security Documents other than while an Event of Default has occurred and is continuing).
16.7
Continuation of Indemnities

The indemnities by the Borrowers in favour of the Indemnified Parties contained in this Agreement shall continue in full force and effect notwithstanding any breach by any Finance Party, the Borrowers or any other Obligor of the terms of this Agreement or any other Transaction Document, the repayment or prepayment of the Loan or the repudiation by any party of any Transaction Document.

16.8
Interest

Moneys becoming due by the Borrowers to any Indemnified Party under the indemnities contained in this Clause 16 or elsewhere in this Agreement shall be paid on demand made by such Indemnified Party or within such other time period expressly specified elsewhere in this Agreement and shall be paid together with interest on the sum demanded from the date of demand therefor to the date of reimbursement by the Borrowers to such Indemnified Party (both before and after judgment) at a rate of interest determined in accordance with Clause 9.4 (Default interest).

16.9
Third Parties Act

Each Indemnified Party may rely on the provisions of Clause 16 (Other indemnities) and may enforce those provisions under the Third Parties Act.

17
Mitigation by the Lenders
17.1
Mitigation
17.1.1
Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 14 (Tax gross-up and indemnities) or Clause 15.1 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.
17.1.2
Clause 17.1.1 above does not in any way limit the obligations of the Borrowers under the Transaction Documents.
17.2
Limitation of liability

17.2.1
The Borrowers shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).
17.2.2
A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
18
Costs and expenses
18.1
Transaction expenses
18.1.1
The Borrowers shall promptly on demand pay the Lenders' Representatives the amount of all costs and expenses (including, without limitation, legal fees, filing costs, tax, and insurance advisor and inspection costs and travel expenses) reasonably incurred by any of them (and, in the case of the Security Agent, by any receiver or delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:
(a)
this Agreement and any other documents referred to in this Agreement and the Transaction Security; and
(b)
any other Transaction Documents executed after the date of this Agreement.
18.1.2
The Borrowers shall promptly pay all of the costs and expenses in connection with the establishment and maintenance of the Agent’s Account throughout the Loan Period.
18.2
Amendment costs

If the Borrowers request an amendment, waiver or consent or an amendment is required pursuant to clause 17.10 (Change of currency) of the Proceeds Deed, the Borrowers shall, within three (3) Business Days of demand, reimburse the Lenders' Representatives for the amount of all costs and expenses (including legal fees) reasonably incurred by them (and, in the case of the Security Agent, by any receiver or delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

18.3
Enforcement and preservation costs

Without prejudice to Clause 16.4 (Enforcement Costs Indemnity) the Borrowers shall within three (3) Business Days of demand pay to each Finance Party the amount of all out-of-pocket costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Transaction Document and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

19
Representations

Borrowers make the representations and warranties set out in clause 4 (Representations and Warranties) of the Proceeds Deed at the times and in the manner set out in the Proceeds Deed.

20
Information undertakings
20.1
The undertakings in this Clause 20 remain in force from the date of this Agreement until the end of the Loan Period. Where the Borrowers are required to supply information to the Agent, it shall supply sufficient copies for all the Lenders if the Agent so requests.
20.2
Financial Statements

The Borrowers shall supply to the Agent, the quarterly unaudited financial statements and the yearly audited financial statements of the Lessee promptly following the Borrowers’ receipt of the same from the Lessee in accordance with the terms of the Lease, provided that if any financial statements referred to in this Clause 20.2 are publicly available online, this shall discharge the Borrowers’ obligations to provide such financial statements to the Agent at the relevant time.

20.3
Defaults
20.3.1
The Borrowers shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
20.3.2
Promptly upon a request by the Agent, the Borrowers shall supply to the Agent a certificate signed by a director or authorised signatory certifying that no Default has occurred or is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).
20.4
Lease Events of Default and Total Loss

As soon as reasonably practicable, and in any event within one (1) Business Day, upon becoming aware thereof, the Borrowers shall inform the Agent of the occurrence of any Lease Event of Default or Total Loss or any event or circumstance which, with the passage of time or the making of a determination, may become a Lease Event of Default or Total Loss.

20.5
Aircraft Report

To the extent not provided pursuant to Clause 22.2 (Lease Covenants), the Borrowers shall provide the Agent with within five (5) Business Days of receipt from the Lessee, the utilisation reports received from the Lessee pursuant to the Lease.

20.6
Lease
(a)
Upon receipt of any notice by a Borrower under the Lease, the Borrowers shall ensure that a copy of the same is promptly supplied to the Agent as soon as practicable and in any event within one (1) Business Day of receipt.
(b)
The Borrowers shall deliver to the Agent any statements of account from Eurocontrol in respect of the Aircraft and any other aircraft in the Lessee’s fleet which a Borrower receives statements of account for each Month until the Final Repayment Date.
20.7
Damage

Promptly upon becoming aware of the same, the Borrowers shall notify the Agent of any repairable damage to the Aircraft if the potential cost thereof may exceed the Damage Notification Threshold in aggregate per annum in respect of the Aircraft.

20.8
Other Information

The Borrowers shall supply to the Agent:

(a)
at the same time as they are dispatched, copies of all documents dispatched by the Borrowers to their creditors generally (or any class of them);
(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor or the Lessee, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;
(c)
promptly, such information as the Security Agent may reasonably require about the Transaction Security and compliance of the parties thereto with the terms of any Security Documents;
(d)
promptly, such other information concerning the Obligors required by a Lender to comply with its reporting requirements under Applicable Law; and
(e)
promptly, such other information concerning the business, affairs and financial condition of any Obligor as the Agent may reasonably require from time to time, including any information necessary for each Finance Party to comply with its Tax filing, audit and litigation obligations and evidence of each Obligor's compliance with Applicable Laws and any information that the Agent may reasonably request including as to potential Tax liabilities in connection with any proposed disposal of the Aircraft.
20.9
"Know your customer" checks

If:

(a)
the introduction of or any change in (or in the interpretation, administration or application of) any Applicable Law made after the date of this Agreement;
(b)
any change in the status of an Obligor or the composition of its shareholders or members after the date of this Agreement; or
(c)
a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges any Lenders' Representative or any Lender (or, in the case of sub- Clause 20.9(c) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrowers shall promptly upon the request of a Lenders' Representative or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender), the Security Agent (for itself) or any Lender (for itself or, in the case of the event described in sub-clause 20.9(c) above, on behalf of any prospective new Lender) in order for the Agent, Security Agent, such Lender or, in the case of the event described in sub-clause 20.9(c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all Applicable Laws pursuant to the transactions contemplated in the Finance Documents.

20.10
Lender KYC Information

Each Lender shall promptly upon the request of the Agent or the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent or the Security Agent (each for itself) in order for the Agent or Security Agent (as the case may be) to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all Applicable Laws pursuant to the transactions contemplated in the Finance Documents.

20.11
Cape Town Convention
20.11.1
The Borrowers and each of the Finance Parties agree that for all purposes of the Cape Town Convention:
(a)
the interests of the Security Agent in the Airframe and the Engines pursuant to the Aircraft Mortgage and Security Agreement constitute International Interests;
(b)
the interests of Borrower 2 in the Airframe and the Engines pursuant to the Lease constitute International Interests;
(c)
the Aircraft Mortgage and Security Agreement shall constitute an assignment of Borrower 2’s International Interests arising under the Lease;
(d)
each of the events or circumstances which are Events of Default pursuant to this Agreement are events or circumstances which constitute a "default" as defined in the Cape Town Convention; and
(e)
the occurrence of any event or circumstance which, in accordance with Clause 20.11.1(d), constitutes a default under the Cape Town Convention shall give rise to the rights and remedies prescribed by the Cape Town Convention as well as those rights and remedies referred to in the Finance Documents and pursuant to Applicable Law.
20.11.2
Each of the Borrowers undertake that without prejudice to Clause 6.1(g) (Registrations) of the Proceeds Deed and any assignment of associated rights in connection with such International Interests, it shall grant (or procure that there is transferred to) the Security Agent the right to discharge the International Interests constituted by the Lease.
20.11.3
If required, the Borrowers will promptly consent to all consent requests from a Professional User Entity, made on behalf of the Finance Parties, to effect registration of any International Interests created pursuant to the Finance Documents under the Cape Town Convention.
21
Financial Covenants
21.1
LTV Covenant
21.1.1
Loan to Value: The Borrowers will ensure that, as of each LTV Covenant Test Date, the LTV does not exceed the Maximum LTV (the LTV Covenant Test).
21.1.2
The Borrowers shall deliver to the Agent a copy of the Monthly Report (as defined in the Lease) for the Aircraft within five (5) Business Days of receipt by a Borrower of the same from the Lessee in order for the Agent to calculate the Maintenance Adjusted Current Market Value.
21.1.3
With respect to each calculation by the Agent, if by the LTV Covenant Test Date, the Agent has not received the Monthly Report applicable to the calendar Month immediately prior to the Month in which the LTV Covenant Test Date falls, the Agent may use such reasonable assumptions as it deems appropriate in order to calculate the Maintenance Adjusted Current Market Value.
21.1.4
Financial Testing: The applicable financial covenant set out in Clause 21.1.1 (Loan to Value) shall be tested on the date falling 12 months after the first Utilisation and on each anniversary of such date during each calendar year throughout the Loan Period (each, a LTV Covenant Test Date).
21.1.5
Consequences of a LTV Covenant breach: If, on any LTV Covenant Test Date, the LTV exceeds the Maximum LTV, the Borrowers shall, or shall procure that the Sponsor shall, pay an amount which is satisfactory to the Agent to cure such breach within ten (10) Business Days of the relevant LTV Covenant Test Date in accordance with Clause 8 (Mandatory Prepayment).
22
Lease, Insurance, Maintenance and Sales
22.1
Leasing

Without prejudice to the other provisions of this Agreement, the Borrowers shall not enter into any lease of the Aircraft (other than the Lease) or permit any subleasing except with the prior written consent of the Agent.

22.2
Lease Covenants

The Borrowers covenant and Borrower 2 covenants in relation to the Lease:

(a)
not to agree to amend or supplement any provision of the Lease or any sublease without the prior written consent of the Agent;
(b)
to promptly supply the Agent with a certified true copy of any amendments to the Lease and, if requested by the Agent, copies of any sublease, charters or wetleases;
(c)
to promptly and diligently perform the obligations on its part contained in the Lease, to procure the enforcement of obligations of Borrower 2 in the Lease and, to as soon as reasonably practicable and in any event within one (1) Business Day, upon becoming aware thereof, notify the Agent of any event which constitutes a Lease Event of Default or which might become a Total Loss, and as may be necessary pursuant to paragraph (d) below, to institute and maintain all such proceedings as may be necessary or expedient to preserve or protect the Borrowers’ interests and the interests of the Finance Parties in the Lease and any sublease;
(d)
following the occurrence of a Lease Event of Default the Borrowers shall:
(i)
take any and all action (which may include the exercise of remedies under the Lease) in accordance with the instructions of the Security Agent; and
(ii)
exercise its remedies under the Lease in accordance with the instructions of the Security Agent, where such Lease Event of Default has occurred and is continuing;
(e)
not to, without the prior written consent of the Agent, give, or permit to be given, any material consent, waiver or approval under the Lease or any sublease if the giving of such consent, waiver or approval could have a Material Adverse Effect on the rights or interests of the Finance Parties in and to the Aircraft or the Lease;
(f)
if at any time, with the prior consent of the Agent, the State of Registration in respect of the Aircraft is to be changed, to procure the re-registration of the Aircraft and the execution, issuance and registration (as applicable) at the Borrowers’ cost of:
(i)
a State of Registration Aircraft Mortgage in favour of the Security Agent, such mortgage to be in such form as the Security Agent may require;
(ii)
an IDERA, a Deregistration Power of Attorney and any other Transaction Documents which are registrable;
(iii)
legal opinions of counsel acceptable to the Agent in respect of any new Security, as may be required by the Agent (acting reasonably);
(iv)
if, at the time of re-registration, the new State of Registration is a "contracting state" under the Cape Town Convention, any necessary filings;
(v)
any other documents and instruments as might reasonably be requested by the Agent;
(g)
to provide the Agent with copies of each report on the physical condition and/or status and/or utilisation of the Aircraft and the Engines provided by the Lessee or sub-lessee under a sublease promptly upon receipt thereof; and

(h)
to procure that the Lessee complies with its obligations in the Lease to keep the Manuals and Technical Records digitized and accessible by the Finance Parties and for any Manuals and Technical Records generated during the Lease Term (as defined in the Lease) to be digitized and accessible within 15 Business Days of being generated.
22.3
Insurance

The Borrowers shall:

(a)
whilst the Aircraft is subject to the Lease, procure that the Aircraft is insured and kept insured in accordance with the terms of the Lease (with the Security Agent named as sole loss payee under the Insurances and Reinsurances and the Liability Additional Insureds (as

defined in Clause 22.3(b) below) named as additional insureds on the liability insurances and reinsurances);

(b)
maintain or procure that liability insurance is maintained (with such insurances being reinsured to the Agent's satisfaction) in respect of the Aircraft with a combined single limit of not less than $750,000,000 or such greater amount as may be customary for the Aircraft's type in the aviation insurance markets from time to time and approved by the Agent with each Finance Party, their shareholders and Affiliates and each of their respective directors, officers, managers, servicers, servants, agents and employees (the Liability Additional Insureds) named as additional insured in accordance with AVN67B until the earlier of:
(i)
the second anniversary of the release of all of the Transaction Security relating to the Aircraft in accordance with the provisions of this Agreement and the Proceeds Deed; and
(ii)
the date of completion of the next major check in respect of the Aircraft after the release of the security as described in Clause 22.3(b)(i) above.
22.4
Aircraft Sale and Re-lease
22.4.1
Borrower 1 covenants not to sell or otherwise dispose of its beneficial interest in the Aircraft and any of its rights or interest in and to the Trust Agreement and the Trust Estate thereunder, and Borrower 2 covenants that it shall not sell or otherwise dispose of its legal title or interest in the Aircraft, without the prior written consent of the Agent unless the following conditions are satisfied:
(a)
the Borrowers have provided not less than thirty (30) days’ prior written notice to the Agent;
(b)
the Agent has received an insurance certificate for the Aircraft evidencing liability insurances in compliance with the terms of the Finance Documents;
(c)
the proposed purchaser shall satisfy the Finance Parties’ “know your customer” and source of funds requirements, shall not be a Sanctioned Entity and shall not put the Finance Parties in breach of any applicable Sanctions; and
(d)
the sale proceeds paid into the Agent’s Account equal or exceed the aggregate of (i) the Loan amount outstanding and (ii) all other amounts then due and payable by any Obligor to the Finance Parties under this Agreement or any of the Transaction Documents.
22.4.2
Any other sale of the Aircraft, Engine or any major component in respect of the Aircraft shall only be permitted with the Agent's prior written consent.
22.4.3
The Borrowers shall not re-lease the Aircraft without the prior written consent of the Agent.
22.5
Maintenance Adjusted Current Market Value
22.5.1
The Maintenance Adjusted Current Market Value of the Aircraft shall be determined on the following dates:
(a)
each LTV Covenant Test Date; and/or
(b)
so long as an Event of Default has occurred and is continuing, any other date on which the Agent determines that the Maintenance Adjusted Current Market Value is to be determined for the purposes of the Finance Documents.
23
Inspection and valuation of the Aircraft
23.1
Inspections

Prior to the Utilisation Request being submitted by the Borrowers the Arranger shall receive a technical report (addressed to it) on the Aircraft and the status of the Manuals and Technical Records prepared by a third party appointed by the Agent. Following any Lease Event of Default, the Agent may arrange, and the Borrowers shall procure, further physical inspection(s) of the Aircraft and its Manuals and Technical Records on such other occasions as the Agent shall reasonably require.

23.2
Assistance with Inspection

In connection with any physical inspection of the Aircraft pursuant to Clause 23.1 and subject to the rights of the Lessee under the Lease, the Borrowers shall procure that the Lenders' Representatives and their respective agents, or an independent third party appointed by the Agent, are afforded all necessary facilities reasonably requested by such party to inspect or survey the Aircraft during the Loan Period upon giving the Borrowers reasonable notice.

23.3
Costs of Inspection

The cost of the first inspection, survey and/or valuation shall be borne by the Borrowers. Any other inspection, survey and/or valuation shall be at no cost to the Borrowers unless an Event of Default has occurred and is continuing or is revealed by such inspection, survey or valuation, in which case the cost shall be borne by the Borrowers.

24
Events of Default
24.1
Each of the events and circumstances set out in this Clause 24.1 is an Event of Default.
(a)
Failure to pay: the Borrowers or an Obligor fails to pay in full and in the manner required by this Agreement:
(i)
any amount of principal or interest payable by it under this Agreement or any other Finance Document unless the non- payment is remedied within three (3) Business Days of the due date; and
(ii)
any other amount payable by it under this Agreement or any other Finance Document unless the non-payment is remedied within five (5) Business Days of the due date;
(b)
Insurance and Reinsurance: the Insurances and Reinsurances in respect of the Aircraft are not obtained and maintained in accordance with the applicable provisions of Clause 22.3 (Insurance) during the term of the Lease or at any time, any of the Insurances or Reinsurances cease to be in full force and effect.

(c)
Misrepresentation: any representation, warranty or statement made or deemed to be made or repeated by or in respect of any Obligor in or pursuant to any of the Finance Documents or in any notice, certificate or statement referred to in or delivered under any of the Finance Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made or repeated unless the circumstances giving rise to the misrepresentation are remedied to the satisfaction of the Agent within ten (10) Business Days of the date such representation, warranty or statement is made or deemed to be made or repeated provided that if the Agent does not reasonably consider that such representation, warranty or statement is capable of remedy it may notify the Borrowers in writing that an Event of Default under this paragraph (c) has occurred and no further cure period shall apply;
(d)
Consent to Leasing: a Borrower enters into a lease or grants consent to the Lessee to enter into a sublease of the Aircraft prior to the receipt by the Borrowers of the Agent's written consent;
(e)
Agent's Instructions under the Lease: any Borrower breaches its obligations under Clause 22.2 (Lease Covenants);
(f)
Sanctions and Anti-Bribery: the Borrowers or an Obligor breaches its obligations under clause 5.1(m) (Sanctions) and/or clause 5.1(n) (Anti- Corruption) of the Proceeds Deed and/or clause 23 (Sanctions) of the Proceeds Deed or the continuation of the Finance Documents or the payment to the Lenders of any amounts under the Finance Documents is prohibited by any Trade Laws;
(g)
Breach of agreement: any Obligor breaches or fails to duly and punctually comply with, any obligation assumed by it under this Agreement or any of the other Finance Documents to which it is a party (other than obligations to which sub-clauses 24.1(a) to (f) above apply) unless, such breach is cured to the satisfaction of the Agent within ten

(10) Business Days of the date of such breach or failure, provided that if the Agent does not reasonably consider that such breach or failure is capable of remedy it may notify the Borrowers in writing that an Event of Default under this paragraph (g) has occurred and no further cure period shall apply;

(h)
Consents and authorisations: any material consent, authorisation, licence or approval of, or registration with or declaration to governmental or public bodies or authorities or courts:
(i)
required by an Obligor to authorise, or required by an Obligor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or any of the other Transaction Documents or the performance by an Obligor of its obligations under this Agreement or any of the other Transaction Documents; or

(ii) which the Agent reasonably considers to be necessary in order to ensure that the interests of the Finance Parties in connection with the Transaction Documents are not prejudiced or that the ability of an Obligor to perform the transactions contemplated by or its obligations under this Agreement or any of the other Transaction Documents is not materially adversely affected, is modified in a manner which may be expected to result in a Material Adverse Effect or is not granted or is revoked or terminated or expires and is not renewed or otherwise ceases to be in full force and effect;

(i)
Suspension and expropriation: an Obligor suspends or threatens to suspend any part of its business operations or its business operations are threatened by the expropriation of all or any part of the Obligor’s assets by any governmental or other competent authority and, in each case, which may be expected to result in a Material Adverse Effect;
(j)
Enforcement proceedings: an encumbrancer takes possession of or appropriates the whole or any part of the assets or undertaking of an Obligor unless such taking of possession or appropriation is set aside within ten (10) Business Days;
(k)
Borrowers:
(i)
Borrower 1 ceases to hold 100% of the beneficial interest in the Trust Estate; or
(ii)
Borrower 2 ceases to hold 100% of the legal title in the Trust Estate; or
(iii)
the MSN 3101 Trust ceases to be in full force and effect;
(l)
Ownership of Borrower 1: the Sponsor ceases to hold 100% of the membership interests in Borrower 1;
(m)
Lease Event of Default: an event of default (howsoever described) under the Lease occurs and is continuing;
(n)
Abandonment of Aircraft: at any time the Aircraft:
(i)
is abandoned by any Obligor otherwise than following a declaration of the occurrence of a Total Loss over the Aircraft; or
(ii)
is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any right under any law or possessory lien or other claim, or otherwise taken from the possession of the Borrowers or the Lessee (other than by reason of the occurrence of a Total Loss or requisition for hire) and the Borrowers fail to procure the release and return of the Aircraft within five (5) Business Days;
(o)
Borrower 2 obligations: Borrower 2 (as lessor) fails to perform its obligations under the Lease in accordance with the Lease other than a claim that is being contested by Borrower 2 in good faith by appropriate proceedings;
(p)
Challenge to validity of security:
(i)
the validity or enforceability of any of the Transaction Security is contested by any Obligor;
(ii)
any of the Finance Documents cease to be valid or any of the Transaction Security ceases to be effective.
(q)
Illegality: as a result of any act or omission of any Obligor, it is or becomes unlawful for any Obligor to perform its obligations under this

Agreement or any of the other Transaction Documents to which it is a party;

(r)
Insolvency Event: an Insolvency Event occurs in respect of an Obligor;
(s)
LTV Covenant: a breach of the LTV Covenant Test occurs and is continuing for ten (10) Business Days of the relevant LTV Covenant Test Date; and
(t)
Conditions Precedent: any Conditions Precedent which the Agent has agreed in writing to defer are not satisfied by the date specified in writing by the Agent and/or any Conditions Subsequent are not satisfied by the applicable date specified in Part 3 of Schedule 3 (Conditions Subsequent).
24.2
Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers (a Default Notice):

(a)
cancel the Total Commitments whereupon they shall immediately be cancelled;
(b)
declare that all or part of the Outstanding Indebtedness is immediately due and payable, whereupon it shall become immediately due and payable;
(c)
declare that all or part of the Outstanding Indebtedness be payable on demand, whereupon it shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or
(d)
exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents or in respect of the Transaction Security.
25
Changes to the Lenders
25.1
Assignments and transfers by the Lenders

Subject to this Clause 25 and clause 28.3.1 (Finance Party Transfer) of the Proceeds Deed, a Lender (the Existing Lender) may:

(a)
assign any of its rights; or
(b)
transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and which is a Qualifying Lender or a Treaty Lender (the New Lender).

25.2
Conditions of assignment or transfer
25.2.1
The consent of the Borrowers is not required for an assignment or transfer by an Existing Lender.
25.2.2
An assignment will only be effective on:
(a)
receipt by the Agent of written confirmation from the Existing Lender and the New Lender (in form and substance satisfactory to the Agent) that the Existing Lender has assigned some or all of its rights under and with respect to the Finance Documents and the Transaction Security to the New Lender and that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and
(b)
performance by the Agent of all necessary "know your customer" or other similar checks under all Applicable Laws in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.
25.2.3
A transfer will only be effective if the procedure set out in Clause 25.5 (Procedure for transfer) is complied with.
25.2.4
If:
(a)
a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)
as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrowers would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

25.2.5
Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with the Finance Documents on or prior to the date on which the transfer or assignment becomes effective in accordance with the Finance Documents and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.
25.3
Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $10,000.

25.4
Limitation of responsibility of Existing Lenders
25.4.1
Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(a)
the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;
(b)
the financial condition of any Obligor;
(c)
the performance and observance by any Obligor of its obligations under the Transaction Documents or any other documents; or
(d)
the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by Applicable Law are excluded.

25.4.2
Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(a)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Transaction Document or the Transaction Security; and
(b)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.
25.4.3
Nothing in any Finance Document obliges an Existing Lender to:
(a)
accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

(b)
support any Losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.
25.5
Procedure for transfer
25.5.1
Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) a transfer is effected in accordance with Clause 25.2.4 (Conditions of assignment or transfer) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 25.5.2 below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.
25.5.2
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all Applicable Laws to the transfer to such New Lender.
25.5.3
Each of the other Finance Parties and the Borrowers hereby appoint the Agent as its agent to execute on its behalf any Transfer Certificate delivered to the Agent in accordance with Clause 25.5.1.
25.5.4
Subject to Clause 25.8 (Pro rata interest settlement), on the Transfer Date:
(a)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the

Borrowers and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");

(b)
each of the Borrowers and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrowers and the New Lender have assumed and/or acquired the same in place of the Borrowers and the Existing Lender;
(c)
the Lenders' Representatives, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Lenders' Representatives and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and
(d)
the New Lender shall become a Party as a Lender.
25.6
Copy of Transfer Certificate to Borrowers

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Borrowers a copy of that Transfer Certificate.

25.7
Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 25, each Lender may without consulting with or obtaining consent from the Borrowers, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance

Document to secure obligations of that Lender including, without limitation:

(a)
any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and
(b)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or
(ii)
require any payments to be made by the Borrowers other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.
25.8
Pro rata interest settlement
25.8.1
If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any assignment or transfer pursuant to Clause 25 the Transfer Date of which is after the date of such notification and is not on the last day of an Interest Period):
(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and
(b)
the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:
(i)
when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and
(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 25.8, have been payable to it on that date, but after deduction of the Accrued Amounts.
25.8.2
In this Clause 25.8 references to Interest Period shall be construed to include a reference to any other period for accrual of fees.
26
Changes to the Borrowers

The Borrowers may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents without the prior written consent of the Agent.

27
Notices

Any communication to be made under or in connection with this Agreement or the Finance Documents shall be made in accordance with clause 25 (Notices) of the Proceeds Deed.

28
Counterparts and Electronic Signatures
28.1
Each Finance Document may be executed in any number of counterparts, by a hand written wet ink signature or an electronic signature in compliance with the Electronic Commerce Act 2000 and /or the EU Electronic Identification and Trust Services for Electronic Transaction in the Internal market Regulation 2014, and this has the same effect as if the signatures on the counterparts were on a single copy of such Finance Document.
28.2
For the avoidance of doubt, each Party hereby consents to the execution of any Finance Document by the other Party(ies) by way of electronic signature and agrees that the electronic signature of such other Party(ies) is the legal equivalent of their manual signature on such document and is conclusive of such party’s intention to be bound by such Finance Document.
28.3
Each Party further agrees it will not seek to avoid its responsibilities to the other parties under any Finance Document based on the fact that it or any other party signed that document using an e-signature as opposed to a manuscript signature.

28.4
The parties to this Agreement further agree that an executed copy of any Finance Document may be retained in electronic form and acknowledge that such electronic form shall constitute an original of that document and may be relied upon as evidence of that document.
29
Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

30
Enforcement
30.1
Jurisdiction
30.1.1
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non-contractual obligations arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a Dispute).
30.1.2
The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
30.1.3
This Clause 30.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by Applicable Law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.
30.2
Service of process

Without prejudice to any other mode of service allowed under any Applicable Law, the Borrowers:

(a)
irrevocably appoint Cogency Global (UK) Limited at its principal place of business in England from time to time, which is currently at 6 Lloyds Avenue, Unit 4CL, London EC3N 3AX as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and
(b)
agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.
(c)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

31
Borrower 2
31.1
Borrower 2 is entering into this Agreement solely in its capacity as owner trustee under the Trust Agreement and not in its individual capacity, except as expressly set forth herein. Accordingly, each of the representations, warranties, undertakings and agreements herein made on the part of

Borrower 2, are made and intended not as personal representations, warranties, undertakings or agreements by or for the purpose or with the intention of binding Borrower 2 personally but are made solely in its capacity as owner trustee.

31.2
This Agreement is executed and delivered by Borrower 2 solely in the exercise of the powers expressly conferred upon it as owner trustee under the Trust Agreement; and no personal liability or responsibility is assumed hereunder by or shall at any time be enforceable against Borrower 2 or any successor in trust on account of any action taken or omitted to be taken or any representation, warranty, undertaking or agreement hereunder of Borrower 2, either expressed or implied, all such personal liability, if any, being expressly waived by the parties hereto, except that the parties hereto, or any Person acting by, through or under them, making a claim hereunder, may look to the Trust Estate for satisfaction of the same and Borrower 2 or its successor in trust, as applicable, shall be personally liable only for its own gross negligence or wilful misconduct in the performance of its duties as finally determined by a court of competent jurisdiction as trustee or otherwise.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1: The Aircraft

Airframe

Manufacturer: Airbus

Model: A320-214

Serial Number: 3101

Engines

Manufacturer: CFM International

Model: CFM56-5B4/P

Serial Numbers: 697224 and 697228

APU

Manufacturer: Honeywell

Model: GTCP 131-9A

Serial Number: P-3619

Schedule 2: The Original Lenders

Facility

Name of Original Lender	Commitment
Delaware Life Insurance Company	$14,650,000

Schedule 3

Part 1: Conditions precedent

1
Original Documents

The following documents in form and substance satisfactory to the Agent, each undated but fully executed by all parties other than the Finance Parties together with the written authority of each Obligor to date and deliver them:

(a)
this Agreement;
(b)
any Fees Letter;
(c)
the Guarantee;
(d)
the Proceeds Deed;
(e)
the Membership Interest Pledge Agreement;
(f)
the Beneficial Interest Assignment; and
(g)
any and all notices, acknowledgements and deliverables to be entered into pursuant to any of the documents listed in this paragraph 1.
2
Corporate Documentation

A certificate from a director, senior officer or authorised signatory of each Obligor attaching copies, certified as being true, complete and unamended copies, of the following documents and certifying the following matters:

(a)
the certificate of incorporation and the certificate of incorporation on change of name (if applicable);
(b)
the Memorandum and Articles of Association, Constitution, by-laws (or other constitutional documents) and all amendments thereto;
(c)
minutes of a meeting of directors or authorised officers called and held in accordance with its constitutional documents at which resolutions were passed approving the terms of this Agreement and such of the other Transaction Documents to which it is a party and authorising the execution of those documents to which it is a party;
(d)
the name(s) of the person(s) authorised to execute the documents referred to in paragraph (c) above together with specimen signatures of such person(s); and

(e)
a certificate of good standing.
3
KYC

Receipt by the Agent from each Obligor and their respective legal and beneficial owners of all documentation required in connection with each Finance Party's "know your client" procedure, proceeds of crime and anti- money laundering regulations.

4
Process Agent

Acceptance in writing of their appointment from the agents for service of process in England and New York appointed by each Obligor (as applicable).

5
Other items

Any other items reasonably requested by the Agent.

Part 2: Conditions precedent to Utilisation

1
Documents

The following documents in form and substance satisfactory to the Agent, each undated but fully executed by all parties other than the Finance Parties together with the written authority of each Obligor to date and deliver them on or prior to Utilisation:

(a)
the Aircraft Mortgage and Security Agreement;
(b)
the State of Registration Aircraft Mortgage;
(c)
the Promissory Note;
(d)
the IDERA;
(e)
the Deregistration Power of Attorney;
(f)
the Notice and Acknowledgement of Security Assignment;
(g)
the Notice of Assignment of Sale Agreement;
(h)
the Eurocontrol Letter;
(i)
the Aviation Authority letter addressed to Borrower 2 and the Security Agent in form and substance, and covering the organisations and charges, acceptable to the Security Agent (acting reasonably); and
(j)
any and all notices, acknowledgements and deliverables to be entered into pursuant to any of the documents listed in this paragraph 1.
2
Certified copies

Copies of the following documents each certified as true, complete and accurate as at the proposed Utilisation Date by a director of each Borrower:

(a)
the Lease, together with each acceptance certificate, amendment, supplement and novation agreement relating thereto;
(b)
the Sale Agreement and the Bills of Sale;
(c)
the Sale Agreement Assignment Agreement;
(d)
the Trust Agreement and each amendment and supplement thereto;
(e)
each subordinated intercompany loan agreement entered into between the Borrowers and the Sponsor in respect of the Subordinated Debt Contribution, amended as necessary on terms acceptable to the Agent, to reflect the terms of the transactions contemplated by this Agreement and the other Security Documents;
(f)
each of the documentary conditions precedent required to be delivered by the seller under the applicable Sale Agreement and, if applicable, the Lessee under the Lease, in each case, in form and substance satisfactory to the Agent;
(g)
all licences (including the Lessee's air carrier operating licence, air operator's certificate, and all other licences, certificates and permits required by the Lessee in relation to, or in connection with, the operation of the Aircraft) required by the Aviation Authority to be held in respect of the Aircraft and its operation;
(h)
evidence that any required import licence, and all customs formalities relating to the import of the Aircraft has been obtained or complied with (or if no such licences or formalities are required, a statement to that effect); and
(i)
back-to-birth bills of sale showing a clear and uninterrupted title chain back to the Manufacturer with respect to the Airframe and the Engines.
3
Corporate Documentation

A certificate from a director, senior officer or authorised signatory of each Obligor certifying that the documents attached to the certificate delivered pursuant to paragraph 2 of Part 1 of this Schedule 3 remain true, complete and unamended since the date of such certificate, or, where applicable, attaching updated copies of any such documents and certifying these as being true, complete and unamended copies as at the Utilisation Date, and certifying the following matters:

(a)
that all of the matters set out in the certificate most recently delivered by it remain true and correct; and
(b)
that all conditions precedent under the Sale Agreement and Lease Agreement have been satisfied or, with the Agent's written consent, waived.
4
Searches

Clear company searches against each Obligor for the purposes of the legal opinions set out in this Schedule 3.

5
[Intentionally left blank]
6
Non-accident/non-incident

Non-accident/non-incident statements issued by the Lessee and all previous operators in respect of the Aircraft and each Engine.

7
Legal Opinions

Legal opinions from independent lawyers acceptable to the Agent in respect of:

(a)
the laws of England;
(b)
the laws of Delaware;
(c)
the laws of New York;
(d)
matters related to the registration of the Aircraft, the Lease and the Security in the State of Registration and matters relating to the Cape Town Convention provided by Daugherty, Fowler, Peregrin, Haught & Jenson (FAA Counsel); and
(e)
a due incorporation, authorisation and execution opinion in respect of each Obligor.
8
Registration

The Agent being satisfied that:

(a)
Borrower 2’s legal ownership of the Aircraft is (to the extent permitted) registered with the applicable Aviation Authority on the civil aircraft register of the State of Registration free of all Security (other than Permitted Liens);
(b)
arrangements for the due and timely effecting of all recordings, filings and registrations required:
(i)
by the applicable Aviation Authority;
(ii)
under the Cape Town Convention (including confirmation from the Security Agent's Cape Town counsel that it has received the necessary consents and AEP codes (as applicable) from all relevant parties to make such filings on the International Registry as the Security Agent requires on the Utilisation Date);
(iii)
under the laws of England;
(iv)
under the laws of New York;
(v)
under the laws of Delaware;
(vi)
under the laws of the state of Utah;
(vii)
under the laws of the State of Registration;
(viii)
under the laws of any other relevant jurisdiction,

in order to render this Agreement and the other relevant Security Documents valid, binding, enforceable and perfected as security interests have been duly put into place.

9
International Registry filings

Evidence that:

(a)
there are no International Interests, Prospective International Interests, national interests (as such term is used in the Cape Town Convention) or non-consensual rights or interests registered at the International Registry (as such term is used in the Cape Town Convention) in relation to the Aircraft (except any contracts of sale) or that any such interests will be discharged on or prior to the Utilisation Date;
(b)
Borrower 2 and the Lessee have been established as a transacting user entity with the International Registry under the Cape Town Convention and Protocol and any applicable AEP codes have been obtained; and
(c)
FAA Counsel is holding Professional User Entity authority or has received the necessary consents from all necessary parties to make all necessary filings with the International Registry.
10
Licences and consents

All licences, certificates and permits required in connection with the operation of the Aircraft required by the applicable aviation authority, including:

(a)
A copy of the current Certificate of Registration for the Aircraft;
(b)
A copy of the Certificate of Airworthiness for the Aircraft; and
(c)
A copy of the radio licence for the Aircraft.

11
Insurances and Reinsurances

Letters of Undertaking and Certificates of Insurance and Reinsurance in respect of the Aircraft evidencing that the Insurances and Reinsurances are in full force and effect, name the Security Agent as loss payee and fully comply with the provisions of this Agreement.

12
Insurance opinion

Insurance opinion from Willis.

13
Tax opinion

Tax opinions confirming, among other matters, that there will be no sales tax on the title transfer to the Aircraft and that there will be no withholdings on account of tax in any relevant jurisdictions under the Lease or the Finance Documents.

14
Title

Evidence satisfactory to the Agent that, upon Utilisation, (i) Borrower 2 will have full legal title in and to the Aircraft and (ii) Borrower 1 will have full beneficial title in and to the Aircraft, in each case, free and clear of all Liens other than the Lease and any Liens expressly permitted under this Agreement.

15
Fees and expenses

Receipt by the Lenders’ Representatives of all fees and expenses due from the Borrowers or any other Obligor prior to or on the Utilisation Date.

16
Purchase Price

Receipt by the Agent of evidence of the purchase price to be paid in respect of the Aircraft and evidence satisfactory to the Agent (acting reasonably) that the aggregate portion of such purchase price to be funded by the Sponsor has been received by the Seller on or before the Utilisation Date.

17
Financial statements

Receipt by the Agent of a copy of the most recent audited financial statements in respect of the Sponsor and the Lessee.

18
Security Releases

Either:

(a)
confirmation that there is no existing Security over the Aircraft (including its Engines), the Trust Estate, or which would otherwise affect the Transaction Security; or
(b)
releases of any existing Security over the Aircraft (including its Engines), the Trust Estate, the Lease and the Insurances or which would otherwise affect the Transaction Security, fully executed by the appropriate creditors and, where applicable, registered or filed with the relevant authority or available for registration or filing on the Utilisation Date.
19
Other items

Any other items reasonably requested by the Agent.

Part 3: Conditions Subsequent

1
Legal Opinions

Within one (1) Business Day following the Utilisation Date, a legal opinion from FAA Counsel in respect of the filing and recording of the relevant Transaction Documents with the FAA and the international interests registered with the International Registry.

2
Registration

The Agent being satisfied that:

(a)
arrangements for the due and timely effecting of all recordings, filings and registrations required:
(i)
by the applicable Aviation Authority;
(ii)
under the Cape Town Convention (including confirmation from FAA Counsel that it has received the necessary consents and AEP codes (as applicable) from all relevant parties to make such filings on the International Registry as the Security Agent requires on the Utilisation Date);
(iii)
under the laws of England;
(iv)
under the laws of any other relevant jurisdiction including UCC filings;

in order to render this Agreement and the other relevant Security Documents valid, binding, enforceable and perfected as security interests have been duly put into place within the timeframes specified in clause 4.4(a).

3
Manuals and Technical Records

Within five (5) Business Days following the Utilisation Date, the Agent shall have received evidence satisfactory to it (and its technical advisors) that all relevant Manuals and Technical Records and technical information up to and including the Utilisation Date and in the aircraft delivery binder (in the format agreed by the Agent) has been digitised and is accessible to the Agent.

4
Condition of Aircraft

Within twenty (20) Business Days following the Utilisation Date, a satisfactory written report following an inspection of the Aircraft (including the Manuals and Technical Records).

5
Other items

Any other items reasonably requested by the Agent.

Schedule 4: Form of Utilisation Request

From: MSN 3101 Acquisition LLC and Bank of Utah (not in its individual capacity but solely as owner trustee of MSN 3101 Trust), as Borrowers

To: volofin Holdings Designated Activity Company, as Agent Dated: [●]

Dear Sirs

Loan Agreement dated [●] 2025 made between MSN 3101 Acquisition LLC and Bank of Utah (not in its individual capacity but solely as owner trustee of MSN 3101 Trust), as Borrowers, the financial institutions listed in Schedule 2 thereto as Original Lenders and volofin Holdings Designated Activity Company as Agent in respect of one Airbus A320-214 aircraft with Manufacturer's Serial Number 3101 (the Agreement)

1
We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.
2
We:
(a)
hereby request the Utilisation under the Facility of an amount equal to

$[●] on [*insert date*] 2025 to finance the purposes set out in Clause 3 (Purpose) of the Agreement;

(b)
request that the proceeds of the Loan are to be made available by credit to account number [●] in favour of [●] at [●];
(c)
confirm that the Repeating Representations are true and accurate;
(d)
confirm that no Default, Event of Default or Lease Event of Default has occurred and is continuing; and
(e)
confirm that the Aircraft has not suffered a Total Loss. This Utilisation Request is irrevocable.

Yours faithfully

MSN 3101 Acquisition LLC

By : Name :

Title :

Bank of Utah (not in its individual capacity but solely as owner trustee of MSN 3101 Trust)

By : Name :

Title :

Schedule 5: Insolvency Events

In respect of any person, an Insolvency Event occurs if:

(a)
that person:
(i)
suspends payment of its debts, or is or is deemed unable or admits inability to pay its debts as they fall due; or
(ii)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness;
(iii)
proposes to enter into any composition, moratorium or other arrangement for the benefit of its creditors generally or of any class of its creditors; or
(iv)
is the subject of proceedings under any law, regulation or procedure relating to reconstruction or readjustment of debts or any special revitalisation process or out-of-court system for recovery of companies; or
(b)
that person suspends or ceases or threatens to suspend or cease to carry on its business; or
(c)
a meeting is convened, a petition is presented, an order made or a resolution passed for the winding-up of that person or the appointment of an examiner or interim examiner unless, the winding-up petition is capable of being discharged, stayed or dismissed, and the same is discharged, stayed or dismissed within thirty (30) days of commencement; or
(d)
a petition is presented for the appointment of a trustee in bankruptcy, an administrator, an examiner, a receiver and manager, administrative receiver, provisional liquidator or a liquidator or similar official in relation to that person, unless the petition is capable of being discharged, stayed or dismissed, and the same is discharged, stayed or dismissed within sixty (60) days of commencement; or
(e)
the directors or a shareholder of that person request the appointment of a liquidator, provisional liquidator, examiner, receiver, receiver and manager, administrative receiver, administrator or similar official; or
(f)
any distress, execution, attachment, sequestration or other process is levied or enforced upon or sued out on or against a substantial part of the assets, rights or revenues of that person and where it is capable of ceasing or being discharged or removed the same does not cease, or is not discharged or removed within 30 days of the occurrence thereof; or
(g)
a trustee in bankruptcy, receiver, examiner, receiver and manager, receiver, provisional liquidator, a liquidator, or similar official is appointed to the whole or any part of the assets or undertaking of that person; or
(h)
any event occurs under the laws of any jurisdiction applicable to that person which has an analogous or equivalent effect to any of the events set out in paragraphs (a) to (g) of this Schedule 5 (Insolvency Events).

Schedule 6: Form of Transfer Certificate

To: volofin Holdings Designated Activity Company as Agent

From: [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)

Dated: [●]

[Borrowers] – Loan Agreement dated [●] 2025 (the Agreement)

1
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.
2
We refer to Clause 25.5 (Procedure for transfer):
(a)
the Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule to this Transfer Certificate in accordance with Clause 25.5 (Procedure for transfer).
(b)
the proposed Transfer Date is [●].
(c)
the Facility Office and address, fax number and attention details tor notices of the New Lender for the purposes of clause 25.2 (Addresses) of the Proceeds Deed are set out in the Schedule to this Transfer Certificate.
3
The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 25.4 (Limitation of responsibility of Existing Lenders).
4
The New Lender confirms that the person beneficially entitled to interest payable to that New Lender in respect of an advance under a Finance Document is:

[a Qualifying Lender pursuant to the provisions of paragraph [●] of the definition of Qualifying Lender set out in Clause 14.1 (Definitions) by virtue of the fact that [●] and it is resident for the purposes of tax in [●]] or

[a Treaty Lender pursuant to the provisions of paragraph [●] of the definition of Treaty Lender set out in Clause 14.1 (Definitions)].

5
The New Lender irrevocably appoints (i) the Agent as its agent for the purposes of the Agreement and the other Finance Documents and (ii) the Security Agent to act as its trustee under and in connection with the Agreement and the other Finance Documents, in each case on the terms and conditions set out in the Agreement and the Proceeds Deed.
6
This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.
7
This Transfer Certificate and any non-contractual obligations connected with it are governed by English law.

Signed by )

for and on behalf of )

[The Existing Lender] ) ………………………………….. Signed by )

for and on behalf of )

[The New Lender] ) …………………………………..

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details, including Loan, participation and Facility details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender] By:	[New Lender] By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [●].

[Agent] (on behalf of itself, the Borrowers and the other Finance Parties) By:

Schedule 7: Form of Promissory Note

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS PROMISSORY NOTE MAY NOT BE SOLD, UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

MSN 3101 ACQUISITION LLC

BANK OF UTAH (not in its individual capacity but solely as owner trustee of MSN 3101 Trust)

PROMISSORY NOTE ISSUED IN CONNECTION WITH THE

AIRBUS MODEL A320-214 AIRCRAFT BEARING [ ] REGISTRATION MARK [ ]

AND MANUFACTURER'S SERIAL NUMBER [ ]

No.

Date: , 20

$

MSN 3101 Acquisition LLC and Bank of Utah (not in its individual capacity but solely as owner trustee of MSN 3101 Trust), (herein called the Borrowers), hereby promises to pay to , or the registered assignee thereof, the principal sum of $ (the Original Amount), together with interest on the amount of the Original Amount remaining unpaid from time to time from the date hereof until paid in full at the Fixed Interest Rate. The Original Amount of this Promissory Note shall be payable in monthly instalments on the dates and in the corresponding amounts as provided in the Loan Agreement. Accrued but unpaid interest shall be due and payable on each Payment Date. Notwithstanding the foregoing, the final payment due on the Final Repayment Date shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Promissory Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Promissory Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the immediately succeeding Business Day; provided that, if such immediately succeeding Business Day would fall in the next calendar month, then such payment shall be made on the immediately preceding Business Day.

For purposes hereof, the term Loan Agreement means that certain Loan Agreement dated as of among others the Borrowers, the Lenders parties thereto and volofin Holdings Designated Activity Company, as agent for the Lenders (the Agent), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Promissory Note and not defined herein shall have the respective meanings assigned in the Loan Agreement.

This Promissory Note shall bear interest, payable on demand, at the rate determined in accordance with Clause 9.4 (Default Interest) of the Loan Agreement on any overdue Original Amount, and (to the extent permitted by applicable law) on overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

The Agent shall maintain a Register for the purpose of registering transfers and exchanges of Promissory Notes or at the office of any successor in the manner provided in Clause 13 (Promissory Note) of the Loan Agreement.

The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds as provided in the Loan Agreement. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Promissory Note. Presentment and surrender of the Promissory Notes shall not be required in connection with the final payment thereon.

The holder hereof, by its acceptance of this Promissory Note, agrees that each payment received by it hereunder shall be applied as provided in the applicable provisions of the Loan Agreement.

This Promissory Note is one of the Promissory Notes referred to in the Loan Agreement which have been or are to be issued by the Borrowers pursuant to the terms of the Loan Agreement. The Transaction Security is held by the Security Agent as security, in part, for the Promissory Notes. The provisions of this Promissory Note are subject to the provisions of the Loan Agreement. Reference is hereby made to the Loan Agreement for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Promissory Note and the rights and obligations of the holders of, and the nature and extent of the security for, any other Promissory Notes executed and delivered under the Loan Agreement, and to all of which terms and conditions in the Loan Agreement each holder hereof agrees by its acceptance of this Promissory Note.

As provided in the Loan Agreement and subject to certain limitations therein set forth, this Promissory Note is exchangeable for a like aggregate Original Amount of Promissory Notes of different authorized denominations, as requested by the holder surrendering the same.

Prior to due presentment for registration of transfer of this Promissory Note, the Borrowers and the Agent shall treat the person in whose name this Promissory Note is registered as the owner hereof for all purposes, whether or not this Promissory Note be overdue, and none of the Borrowers or the Agent shall be affected by notice to the contrary.

This Promissory Note is subject to prepayment as provided in Clauses 7 (Voluntary Prepayment) and 8 (Mandatory Prepayment) of the Loan Agreement but not otherwise and to acceleration by the Agent as provided in Clause 24.2 (Acceleration) of the Loan Agreement.

The holder hereof, by its acceptance of this Promissory Note, agrees to be bound by the terms of the Loan Agreement and other Finance Documents. In the event of any conflict between the terms of the Loan Agreement and the terms of this Promissory Note, the terms of the Loan Agreement shall prevail.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Each Borrower acknowledges and agrees that this Promissory Note constitutes an instrument for the payment of money.

This Promissory Note may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK

WITHOUT REFERENCE TO CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLGATIONS LAW. EACH BORROWER AGREES THAT THE STATE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK SHALL HAVE NON-EXCLUSIVE JURISDICTION OVER THIS PROMISSORY NOTE AND THAT AGENT MAY ENFORCE THIS PROMISSORY NOTE IN SUCH COURTS. EACH BORROWER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO TRIAL BY JURY.

IN WITNESS WHEREOF, the Borrowers has caused this Promissory Note to be executed in its corporate name by its authorised signatory thereunto duly authorized on the date hereof.

MSN 3101 Acquisition LLC

By: Name:

Title:

Bank of Utah (not in its individual capacity but solely as owner trustee of MSN 3101 Trust)

By: Name:

Title:

Execution page

Loan Agreement

Borrower 1

Signed by Global Crossing Airlines, Inc. )

as sole member )

duly authorised for and on behalf of )

MSN 3101 Acquisition LLC )

sign here:

print name: Ryan Goepel

Borrower 2

Signed by )

)

duly authorised for and on behalf of )

Bank of Utah (not in its individual )

capacity but solely as owner

trustee of MSN 3101 Trust )

sign here:

print name: Michael Arsenault

The Arranger

Signed by )

)

duly authorised for and on behalf of )

volofin Capital Management Ltd. )

sign here:

print name: Robert Jack

The Agent

Signed by )

)

duly authorised for and on behalf of )

volofin Holdings Designated )

Activity Company

sign here:

print name:

The Security Agent

Signed by )

)

duly authorised for and on behalf of )

volofin Holdings Designated )

Activity Company

sign here:

print name:

The Arranger

Signed by )

)

duly authorised for and on behalf of )

volofin Capital Management Ltd. )

sign here:

print name:

The Agent

Signed by )

)

duly authorised for and on behalf of )

volofin Holdings Designated )

Activity Company

sign here:

print name: Julian Dunphy

The Security Agent

Signed by )

)

duly authorised for and on behalf of )

volofin Holdings Designated )

Activity Company

sign here:

print name: Julian Dunphy

The Original Lender

Signed by )

)

duly authorised for and on behalf of )

Delaware Life Insurance )

Company

sign here:

print name: James Alban